Exhibit 10.70

                    FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

         This First Amendment to Office Lease ("First Amendment"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, and Metropolitan Tower Realty Company, Inc., a Delaware corporation (collectively "Landlord"), and NGC Corporation, a Delaware corporation ("Tenant"), is dated the _____ day of ___________________, 1996.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant heretofore entered into that certain Office Lease of even date herewith ("Lease"); and

         WHEREAS, under and pursuant to the terms of the Lease, Tenant has leased from Landlord certain office space consisting of the entirety of Floors 60 through 67 inclusive, deemed to contain 206,363 square feet of Rentable Area ("Existing Premises") in that certain office building commonly known as "First Interstate Bank Plaza" ("Building"), which is located at 1000 Louisiana Street, Houston, Texas, as more particularly described in the Lease; and

         WHEREAS, Tenant desires to exercise its Expansion Option, pursuant to EXHIBIT "H" attached to the Lease, and add approximately 17,791 square feet of Rentable Area located on the Fifty-Eighth (58th) Floor, and approximately 10,067 square feet of Rentable Area located on the Seventy-First (71st) Floor (collectively the "Expansion Area"), which Expansion Area is outlined on Exhibit "A" attached hereto;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Lease, the parties hereto do hereby covenant and agree as follows:

         1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this First Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

         2. EXPANSION EFFECTIVE DATE. The "Expansion Effective Date" shall be the date which is thirty (30) days after the date hereof.

         3. DELIVERY OF EXPANSION AREA. The Expansion Area shall be delivered by Landlord to Tenant on the Expansion Effective Date in accordance with the provisions of Section 2.03(a) of the Lease, and, on such date, except as otherwise provided herein, (i) the terms and provisions of the Lease shall automatically apply and become applicable to the Expansion Area, and (ii) the Expansion Area shall automatically and without the necessity of further documentation, become and be deemed to be a part of the Premises for all purposes, including, without limitation, the determination of the "Excess" (as defined in the Lease).

         4. MONTHLY BASE RENT. The base rental rate per annum for the Expansion Area shall be as follows:

                  LEASE YEARS               RATE/SF OF RENTABLE AREA

                    1 -  2                           $ 0.00
                    3 - 11                           $15.00

The Commencement Date of the Term of the Lease regarding the Expansion Area shall be determined in accordance with the definition of "Commencement Date" in
Section 1.03 of the Lease, provided, however, in no event shall Tenant's free rent period regarding the Expansion Area extend beyond December 31, 1998. The Base Rent for the Expansion Area is subject to adjustment from time to time as provided in the Lease, including, without limitation, any Rent Adjustment and adjustment resulting from any Allowance Increase in connection with the Expansion Area. Tenant's obligation to pay the Rent Adjustment for the Expansion Area shall commence on the second anniversary date of the Term Commencement Date.

         5. ALLOWANCE. Landlord shall provide the Allowance for completion of the Tenant Improvements in the Expansion Area in accordance with the Workletter attached as EXHIBIT "C" to the Lease, including, without limitation, payment of the Allowance in accordance with Paragraph 5 of the Workletter.

         6. CONCIERGE DESK. Landlord will permit Tenant to have a concierge desk on the 58th Floor of the Building in accordance with the provisions of Paragraph 6 of the Expansion Option attached as EXHIBIT "H" to the Lease.

         7. SIGNAGE. Tenant shall have the right to install an identification sign on the 59th Floor in accordance with the provisions of the Signage exhibit attached as EXHIBIT "F" to the Lease.

         8. PARKING. Tenant shall not be entitled to use any additional parking spaces in the Building Garage as a result of this expansion, provided, however, Tenant shall have the right to use eighteen (18) additional unreserved parking spaces in the 1400 Louisiana Garage. Parking rights accorded Tenant in connection with its expansion of the Premises are set forth in EXHIBIT "E" to the Lease, provided, however, parking fees for such 18 spaces shall be conditionally waived during the first two (2) Lease Years of the Term of the Lease regarding the Expansion Area, subject to the provisions of Section 11.01(f) and EXHIBIT "I". Furthermore, Paragraph 4 of EXHIBIT "E" to the Lease is hereby amended so as to reduce the "Minimum Area" from "47,217" to "19,359" square feet of Rentable Area.

         9. EFFECT OF FIRST AMENDMENT. Except as expressly amended by the provisions hereof, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this First Amendment. This First Amendment and the Lease shall be construed as one instrument.

FIRST AMENDMENT TO OFFICE LEASE - Page 1

         IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment in multiple counterparts as of the last day and year written below.

                                    LANDLORD:

                                    METROPOLITAN LIFE INSURANCE COMPANY,
                                    a New York corporation


                                    By:_________________________________
                                       David G. Rogers
                                       Assistant Vice-President

                                    Date:_______________________________

                                    METROPOLITAN TOWER REALTY COMPANY, INC., a Delaware corporation



                                    By:________________________________
                                       David G. Rogers, Vice-President

                                    TENANT:

                                    NGC CORPORATION,
                                    a Delaware corporation



                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________

                                    Date:_______________________________

FIRST AMENDMENT TO OFFICE LEASE - Page 2

                                   EXHIBIT "A"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                LEGAL DESCRIPTION

Being a tract or parcel containing 62,472 square feet of land situated in Harris County, Texas, being all of Block 144, City of Houston, South Side Buffalo Bayou (S.S.B.B.), being more particularly described as follows:

COMMENCING at City of Houston Monument 5457,0109-B same being City Rod 27, located at the intersection of the centerlines of McKinney Avenue (80 feet wide) and Louisiana Street (80 feet wide);

THENCE, North 55(degree)00'00" West, 40.00 feet along the centerline of said McKinney Avenue;

THENCE, departing said centerline at a right angle, South 35(degree)00'00" West along a line that is parallel with and 40.00 feet west of the centerline of said Louisiana Street, 40.00 feet to the northeast corner of said Block 144 and the POINT OF BEGINNING;

THENCE, continuing along the westerly right-of-way line of said Louisiana Street, South 35(degree)00'00" West, 249.89 feet to the southeast corner of said Block 144;

THENCE, North 55(degree)00'00" West, 250.00 feet along the northerly right-of-way line of Lamar Avenue (80 feet wide) to the southwest corner of said Block 144;

THENCE, North 35(degree)00'00" East, 249.89 feet along the easterly right-of-way line of Smith Street (80 feet wide) to the northwest corner of said Block 144;

THENCE, South 55(degree)00'00" East, 250.00 feet along the southerly right-of-way line of said McKinney Avenue to the POINT OF BEGINNING, containing a computed area of 62,472 square feet of land.

EXHIBIT "A" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "B"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                PLAN OF PREMISES

                                [TO BE ATTACHED]

EXHIBIT "B" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "C"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                   WORKLETTER

               This Workletter ("Workletter") describes and specifies the rights and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and the rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises and space leased pursuant to the Expansion Option.

         1. DEFINITIONS. Terms which are defined in the Lease shall have the same meaning in this Workletter, however, the term "Premises" as used herein shall also include space leased by Tenant pursuant to the Expansion Option. Additionally, as used in this Workletter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

                  (a) "ALLOWANCE" is defined in Section 1.03 of the Lease.

                  (b) "BASIC CONSTRUCTION OF THE BUILDING" shall mean the structure of the Building as built on the date of this Workletter, the Shell Improvements, and all other improvements, fixtures and facilities constituting a part of the Building, as these exist on the date of this Workletter.

                  (c) "BUILDING STANDARD" is defined in Section 1.03 of the Lease.

                  (d) "CONTRACTOR" shall mean W.S. Bellows Construction Co., or such other contractor approved by Landlord (which approval shall not be unreasonably withheld), to perform the Tenant Improvements for Tenant pursuant to the Construction Contract. Landlord has also approved I.A. Naman to be Tenant's MEP contractor. Landlord has also approved the following other contractors: LTB Interior Constructors, Inc.; Maxwell Company; CHP & Associates; Burns, DeLatte & McCoy, Inc.; and Wylie & Associates, Inc.

                  (e) "CONSTRUCTION CONTRACT" shall mean the contract for construction of the Tenant Improvements to be negotiated by Tenant and to be executed by Tenant and Contractor.

                  (f) "LANDLORD'S ARCHITECT" shall mean the architect, if any, designated by Landlord as its architect, from time to time, to perform the functions of Landlord's Architect hereunder.

                  (g) "PLANS AND SPECIFICATIONS" shall mean collectively, the plans, specifications and other information prepared or to be prepared by Tenant's Architect, engineers and other consultants which shall detail the Tenant Improvements.

                  (h) "TENANT'S ARCHITECT" shall mean Gensler & Associates, which Tenant represents is an architectural firm licensed to practice architecture in the State of Texas.

                  (i) "TENANT IMPROVEMENTS" shall mean, with respect to the Initial Premises or with respect to any space later included in the Premises, the improvements and fixtures, additions, alterations, and other improvements to such portion of the Premises (other than the personal property of Tenant) to be installed by Tenant prior to its initial occupancy of such portion of the Premises for its ordinary business purposes including, without limitation, all HVAC, electrical, plumbing, mechanical, life safety and structural aspects.

                  (j) "WORK" shall mean all materials and labor to be added to the Basic Construction of the Building in order to complete the installation of the Tenant Improvements within the Premises for Tenant in accordance with the Plans and Specifications.

                  (k) "WORKING DAYS" shall mean all days of the week other than Saturday, Sunday and National Holidays.

         2. PROCEDURE AND SCHEDULES FOR THE COMPLETION OF PLANS AND SPECIFICATIONS. The Plans and Specifications shall be completed in accordance with the following procedure and time schedules:

                  (a) DESIGN DRAWINGS. (1) Prior to commencing construction, Tenant shall submit to Landlord five (5) sets of prints of the Plans and Specifications (or a portion thereof) specifying the intended design, character and finishing of the Tenant Improvements within the Premises. The Plans and Specifications shall set forth the requirements of Tenant with respect to the installation by Tenant of the Tenant Improvements within the Premises, and such drawings shall include, without limiting their scope, a Tenant approved space plan, architectural design of the space, plans, specifications indicating materials, color selections and finishes and plans for upgrade of the electrical systems for the Premises. In order to assure the compatibility of Tenant's electrical, mechanical, plumbing, life safety and structural systems and the compatibility of Tenant's other requirements with the Building and in order to expedite the preparation of Tenant's electrical, mechanical, plumbing, life safety and structural drawings, the Plans and Specifications provided by Tenant to Landlord for approval shall include a detailed plan setting forth any and all electrical, mechanical, plumbing, life safety and structural requirements. Tenant shall retain, at Tenant's expense, electrical, mechanical and structural engineers, approved by Landlord (which approval shall not be unreasonably withheld), to prepare all necessary electrical, mechanical, plumbing, life safety and structural construction drawings. Tenant shall have the right

EXHIBIT "C" TO OFFICE LEASE AGREEMENT - Page i

to deliver the Plans and Specifications for review by Landlord in stages as various aspects and components of the Plans and Specifications are developed. With respect to any portion of the Plans and Specifications delivered to Landlord for its review, Tenant shall use reasonable effort to cause such portion to reflect a discreet aspect or element of the Plans and Specifications so as to facilitate Landlord's review.

                           (2) In accordance with the schedule set forth in
Paragraph 2(a)(3) below, Landlord shall return to Tenant one set of prints of such portion of the Plans and Specifications with Landlord's approval or stating the specific item(s) thereof which Landlord disapproves and the reason(s) therefor. If Landlord disapproves any aspect of the Plans and Specifications, Tenant shall ensure that revisions are made to the applicable documentation to correct Landlord's objection and shall deliver such revised documentation to Landlord together with a written narrative response to each of Landlord's objections. The process of revision and approval of each set of Plans and Specifications set forth herein shall continue until Landlord has fully approved same. The fully approved Plans and Specifications are collectively referred to herein as the "Working Drawings".

                           (3) Landlord shall, upon receipt of the Plans and
Specifications (or a portion thereof) from Tenant, or upon receipt from Tenant of revised Plans and Specifications (or portions thereof) after an earlier review by Landlord, respond within the following deadline, as applicable, or be deemed to have approved the Plans and Specifications (or portion thereof) submitted by Tenant:

                        Number of Working         Working Days to Review Plans
                       Days to Review Plans    and Specifications for Cafeteria
                      and Specifications for   Facilities, Computer Facilities
                          office floors               and Lobby Areas

Landlord's first review        7                            10

Landlord's second review       3                             4

Landlord's subsequent reviews  1                             2


         Delivery and responses described herein shall be due by 5:00 p.m. on the date specified therefor. Any such delivery or response received after 5:00 p.m. on any day shall be deemed to be received on the next day. The day of receipt by Landlord of Plans and Specifications shall not count against the number set forth above if received after 9:00 a.m. Each plan submittal shall be accompanied by a transmittal document indicating the purpose of the submittal, an enumeration of the drawings included in the submittal and the review status of each submittal, i.e. first review, second review, etc.

                  (b) COMPLETION OF PLANS AND SPECIFICATIONS. All Plans and Specifications shall be prepared by or on behalf of Tenant in compliance with all applicable Building Standard and lighting requirements set forth in the Lease and this Workletter. Landlord's approval, however, of the Plans and Specifications, shall not be construed in any manner to constitute a representation or warranty of any kind from Landlord that the Tenant Improvements, once completed in accordance with the Plans and Specifications, shall in any manner be functional or fit for their intended purpose. Tenant shall have the sole responsibility for compliance of the Plans and Specifications with all Laws and shall cause the Plans and Specifications, the Work, and the Tenant Improvements performed by Tenant and Tenant's Contractor to comply with all Laws. The approval of the Plans and Specifications or calculations included therein by Landlord or the inspection of the Work shall not constitute an indication, representation or certification by Landlord that such Plans and Specifications, calculations or Work are in compliance with all Laws. In instances where several sets of requirements must be met, the requirements of Landlord's insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes. Landlord shall have no responsibility for Tenant's failure to meet all applicable Laws.

                  (c) CHANGES. If Tenant makes any change to the aspects of the Plans and Specifications subject to the approval of Landlord after Landlord's approval(or constructs the Tenant Improvements deviating from the approved Plans and Specifications), then Tenant shall, if requested by Landlord in writing, correct such Work at its sole cost and expense.

         3. PAYMENT OF PROFESSIONAL FEES. All fees and expenses of Tenant's Architect, consultants and engineers retained by or on behalf of Tenant or Tenant's Architect (including, without limitation, the electrical, mechanical and structural engineers required to be retained under this Workletter) shall be paid by Tenant.

         4. PERFORMANCE OF THE WORK AND DELAYS. In addition to the other requirements of this Workletter applicable to the Tenant Improvements, Tenant shall cause the Contractor to perform the Work in accordance with the Plans and Specifications as to the aspects of the Plans and Specifications which were subject to the review and approval of Landlord. Subject to Section 17.02 of the Lease, Landlord reserves the right (at its sole cost, expense, and risk) to either itself or through a representative designated by Landlord (without incurring any liability therefor) to review and inspect, from time to time, the progress of the Contractor and the quality of the Tenant Improvements and their compliance with those aspects of the Plans and Specifications which were subject to the review and approval of Landlord; provided, however, in connection with the foregoing, no such review or inspection shall be construed as any type of approval or warranty by Landlord that such construction is in compliance with Plans and Specifications and/or Laws and/or that the Work is functional or fit for its intended purpose. Tenant shall cause the Contractor to cooperate with the Landlord's Representative and to correct any Work not in conformance with the plans and specifications.

         IF A DELAY SHALL OCCUR IN THE COMPLETION OF THE WORK BY TENANT AS THE PROBABLE RESULT OF (i) ANY DELAY ON TENANT'S PART TO FURNISH TENANT'S DESIGN DRAWINGS, TENANT'S ELECTRICAL, MECHANICAL AND/OR STRUCTURAL REQUIREMENTS, TENANT'S PLANS AND SPECIFICATIONS OR ANY REVISION TO SUCH ASPECTS, (ii) ANY CHANGE BY TENANT IN ANY OF THE PLANS AND SPECIFICATIONS, (iii) THE FACT THAT MATERIALS TO BE INCORPORATED INTO THE WORK WHICH ARE NON- BUILDING STANDARD REQUIRE A LEAD TIME TO OBTAIN OR CONSTRUCTION TIME TO PERFORM, OR (iv) ANY OTHER ACT OR OMISSION OF TENANT, ITS AGENTS OR EMPLOYEES, INCLUDING ANY VIOLATION OF THE PROVISIONS OF THE LEASE OR ANY DELAY OF TENANT

EXHIBIT "C" TO OFFICE LEASE AGREEMENT - Page ii

IN GIVING AUTHORIZATIONS OR APPROVALS PURSUANT TO THIS WORKLETTER, THEN ANY SUCH DELAY OF TENANT, SUBJECT TO EXCUSABLE COMMENCEMENT DELAY, SHALL NOT JUSTIFY ANY EXTENSION OF THE COMMENCEMENT DATE OF THE LEASE.

         In connection with the construction of the Tenant Improvements by Tenant the additional following provisions shall apply:

                  a. Subject to Landlord Delay and Excusable Delay, (i) Tenant shall bear the sole responsibility for the failure of the Contractor (and any subcontractor approved by Landlord) to complete the Work in accordance with Tenant's time schedule, and (ii) the Base Rent shall be due and payable on the Commencement Date, notwithstanding any delays, howsoever caused, in the completion of the Work.

                  b. All Work shall be performed by contractors and subcontractors approved by Landlord. A complete listing of each Contractor and subcontractor shall be submitted to Landlord prior to commencement of construction. The list shall be amended to list each new Contractor or subcontractor prior to the commencement of work to be performed by such new Contractor or subcontractor.

                  c. The entry into the Premises by Tenant and Contractor for any purposes prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease (other than the payment of Rent) and to the construction rules attached hereto as EXHIBIT "C-1" and made a part hereof for all purposes ("Construction Rules").

                  d. Prior to commencement of any Work, Tenant shall obtain and furnish to Landlord all permits necessary to conduct the Work in conformity with and in the time required by all Laws, including, without limitation, ADA, TABA, plus water and waste water permits for the Cafeteria Facilities.

                  e. During the period of construction of Tenant Improvements with respect to the Initial Premises, Tenant shall have the exclusive right to use one (1) freight elevator (the "Exclusive Elevator") and two (2) dock bays at all times without charge, but Tenant shall be responsible to repair any damage. The second dock bay is to be used for a dumpster. Landlord shall designate prior to commencement of construction which freight elevator shall be the Exclusive Elevator and which dock bay shall be used by Tenant. Tenant shall not be entitled to use any freight elevators except the Exclusive Elevator.

                  f. Tenant shall, prior to the commencement of the Work, cause the Contractor to obtain and maintain public liability, builders' risk insurance, property damage and workers' compensation insurance in accordance with EXHIBIT "C-1", to fully protect Landlord, as well as Tenant, from and against all liability or death of or injury to person or damage to property caused in or about the Premises or by reason of the construction of the Work and as required by the Construction Contract. Prior to commencement of construction, Tenant shall provide Landlord with certificates of such insurance from an insurance company acceptable to Landlord naming Landlord as an additional insured and containing other provisions satisfactory to Landlord.

                  g. Tenant's Contractor shall be responsible for coordinating and scheduling of the Work with Landlord and arranging with Landlord for any utility or elevator service required in connection with the Work (and Tenant's Contractor shall not be required to pay Landlord any fee in connection with such service), but will be responsible for the repair, replacement or clean-up of any damage done by such Contractor to the Premises or any part of the Building. All Work shall be subject to all reasonable rules and regulations imposed by Landlord in connection therewith.

                  h. All materials, supplies, tools and equipment shall be stored by Tenant or Tenant's Contractor at Tenant's sole risk. Landlord shall have no liability of any kind with respect to such materials, supplies, tools or equipment, nor shall Landlord be under any duty to secure or safeguard same. During the period of construction of Tenant Improvements with respect to the Initial Premises, Tenant may use the "slab" space on the 46th Floor of the Building as a staging area for storing construction materials.

                  i. Tenant shall be responsible for obtaining a certificate of occupancy from the City of Houston promptly upon completion of the Tenant Work.

                  j. Upon completion of the Work, as between Landlord and Tenant, Tenant shall accept the construction thereof "AS IS, WITH ALL FAULTS, IF ANY, WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED."

                  k. Upon completion of the Work, Tenant shall deliver to Landlord an "as built" set of Plans and Specifications for the Premises, together with computer diskettes of "as built" information prepared on Autocadd Release 12 and in accordance with Landlord's layering requirements. The cost of providing "as built" Plans and Specifications, but not Landlord's cost to place such information onto Landlord's database, shall be borne solely by Tenant.

                  l. The parties recognize the advisability of identifying one or more persons as the point persons for construction coordination for dealing with the other. Landlord hereby designates Guy Zelias as the "Landlord's Representative" for such purpose but none other. Tenant hereby designates Rich Niermeyer as the "Tenant's Representative" for such purpose. Either party, by notice to the other, shall have the right to change such designations from time to time.

                  m. Landlord shall furnish, at no charge to Tenant, a reasonable amount of electricity and water (not to exceed Building Standard) at all times during such construction, and Building Standard HVAC during Normal Business Hours.

         5. PAYMENT.

                  a. ALLOWANCE.

EXHIBIT "C" TO OFFICE LEASE AGREEMENT - Page iii

                           (1) On or before the 24th day of each month, but not
more often than once a month, Tenant shall submit to Landlord a draw request for payment for Work completed, which must be accompanied by (i) a Certificate of Payment substantially in the form described in Paragraph 5(b) below; and (ii) lien waivers and releases in the form attached hereto as EXHIBIT "C-2" from the Contractor, all subcontractors and materialmen. Landlord shall pay the amount of such draw request from the Allowance within thirty (30) days following satisfactory receipt of all of the aforementioned submissions.

                           (2) Tenant may use that portion of the Allowance up
to $3.00 per square foot of the Rentable Area of the Initial Premises for the payment, collectively, of Tenant's architectural, engineering and moving fees and expenses. Pursuant thereto, upon written request from Tenant in each instance, Landlord will advance $1.00 per square foot of the Rentable Area after thirty (30) days following execution of the Lease and $1.00 per square foot of Rentable Area after sixty (60) days following execution of the Lease.

                  b. CERTIFICATE OF PAYMENT. Each Certificate of Payment shall contain the certification of Tenant that:

                           (1) all outstanding claims for labor, materials and
                  fixtures for the Work have been paid or otherwise satisfactorily bonded around;

                           (2) there are no outstanding liens against the
                  Premises or any of the Tenant Improvements or otherwise satisfactorily bonded around; and

                           (3) all change orders requiring the approval of
                  Landlord have been approved in writing by Landlord.

                  c. Tenant shall be obligated to pay for the cost of all Work in excess of the Allowance.

         6. CHANGE ORDERS. All changes and modifications in the Work from that contemplated in the Plans and Specifications must be evidenced by a written change order executed by both Landlord and Tenant. Tenant shall submit to Landlord such information as Landlord shall reasonably require with respect to any change order. After receipt of the requested change order, together with such information as Landlord shall require with respect thereto, Landlord shall return within three (3) Working Days to Tenant either the executed change order, which will evidence Landlord's approval thereof, or the Plans and Specifications with respect thereto with Landlord's required modification.

         7. WHOLE AGREEMENT; NO ORAL MODIFICATION. This Workletter embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matters described herein, and this Workletter may not be altered or modified except by an agreement in writing signed by the parties.

         8. PARAGRAPH HEADINGS. The paragraph headings contained in this Workletter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

         9. NOTICES. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

         10. BINDING EFFECT. This Workletter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         11. CONFLICT. In the event of conflict between this Workletter, the Lease, and any other exhibits or addenda to this Lease, the Lease shall prevail.

         12. INDEMNIFICATION. TENANT SHALL BE LIABLE TO LANDLORD FOR, AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNITEES, OTHER TENANTS AND LANDLORD'S CONTRACTORS FROM AND AGAINST, ANY AND ALL CLAIMS, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND COSTS OF COURT), RESULTING OR ARISING OR ALLEGED TO RESULT OR ARISE, DIRECTLY OR INDIRECTLY, FROM THE PREPARATION AND CONTENTS OF THE PLANS AND SPECIFICATIONS, THE COMPLIANCE THEREOF WITH ALL LAWS AND THE PERFORMANCE OF THE WORK BY OR ON BEHALF OF TENANT OR WHICH MAY ARISE BY REASON OF ANY MATTER COLLATERAL THERETO, AND FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM, OR CLAIMED TO ARISE FROM, ANY NEGLIGENCE, ACT OR FAILURE TO ACT, OR ACCESS TO OR PRESENCE ON THE PROPERTY, OF TENANT, TENANT'S CONTRACTOR, OR THEIR RESPECTIVE CONTRACTORS, SUBCONTRACTORS, DECORATORS, MATERIALMEN, SUPPLIERS, SERVANTS, AGENTS, EMPLOYEES OR INVITEES. LANDLORD SHALL NOT BE LIABLE IN ANY WAY FOR INJURY, LOSS OR DAMAGE WHICH MAY OCCUR TO TENANT, ITS CONTRACTOR, SUBCONTRACTORS, DECORATORS, MATERIALMEN, SUPPLIERS, SERVANTS, AGENTS, EMPLOYEES OR INVITEES, AND LANDLORD SHALL NOT BE LIABLE IN ANY WAY FOR OR BECAUSE OF DEFECTIVE MATERIAL SUPPLIED BY TENANT OR ANY OF SUCH PARTIES OR FOR THE TENANT IMPROVEMENTS, WHETHER PERFORMED BY TENANT OR TENANT'S CONTRACTOR (OR ANY SUBCONTRACTOR), THE SAME BEING SOLELY AT TENANT'S RISK.

EXHIBIT "C" TO OFFICE LEASE AGREEMENT - Page iv

                                  EXHIBIT "C-1"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                               CONSTRUCTION RULES

The following regulations establish the minimum criteria for all construction activities on the property. The regulations are subject to change and Contractors will be notified of changes that affect their work. Transwestern Property Company (Management) requires strict compliance with these regulations.

1.       Access

         1.1      Security Badges

                  1.1.1 All construction personnel shall display Building Construction identification badges at all times while they are present on the property.

                  1.1.2 Contractor shall obtain badges for all construction personnel from the security desk or Property Management prior to commencement of each project and badges shall be returned to Management office or security desk at the conclusion of each project. Contractor will be charged $25.00 for each badge that is not returned.

         1.2      Security Clearance Forms (See Document attached)

                  Security Clearance Forms may be obtained from Management and shall be submitted to Management for the following:

                  - General Construction: Form may be submitted for approval prior to commencement of each project.

                  - Adjacent Space: Form shall be submitted for approval 24 hrs. prior to any work that will require access to adjacent lease spaces.

                  - Building Systems: Form shall be submitted for approval 24 hrs. in advance of any work which shall require the impairment or alteration of any building system.

                  - Freight Elevator: Form shall be submitted for approval 24 hrs. in advance of using the Exclusive Elevator.

2.       Personnel

         2.1 Construction personnel shall use the Exclusive Elevator at all times. Only Contractor's supervisory personnel may use the passenger elevators.

         2.2 Alcohol and drugs are not permitted on the property or within the building. Construction Personnel found to be in the possession of or under the influence of drugs or alcohol are subject to immediate removal from the property and banned from further work on the property.

         2.3 AM/FM Radios, televisions, cassette players or other electronic devices with external speakers are not permitted.

         2.4 Contractor personnel are not permitted to use vending machines inside the tenant spaces, or table, and chairs in common areas provided for the use of the building tenants.

3.       Subcontractors

         3.1 Only those Mechanical, Electrical, Plumbing, Fire Sprinkler, Security and Fire Alarm subcontractors which have been approved by Management may perform work on the project.

4.       Housekeeping

         4.1 All common areas shall be kept clean at all times. These areas include but are not limited to common corridors, restrooms, stairwells, lobbies, elevators, loading dock, and the grounds.

         4.2 Construction debris and trash shall be removed from the jobsite as soon as practicable. Management reserves the right to require trash removal on demand.

         4.3 Construction debris and trash shall not be stored for any period of time in mechanical rooms, freight lobbies, adjacent spaces or any other location outside of the jobsite.

         4.4 All non-construction trash removal shall be scheduled for weekends, or Monday through Friday between the hours of 6:00 p.m. and 7:00 a.m.

EXHIBIT "C-1" TO OFFICE LEASE AGREEMENT - Page i

         4.5 Contractor shall provide walk off mats at each exit from the jobsite. Mats shall be maintained or replaced as necessary to prevent construction dust from being tracked throughout the Building.

         4.6 Mechanical and Electrical rooms shall be broom cleaned daily. Panel covers shall be replaced on all active electrical panels daily.

5.       Building Systems/Facilities

         5.1      Fire Sprinkler Systems

                  5.1.1 Contractor shall notify Management 24 hours in advance of any work affecting the sprinkler system.

                  5.1.2 Contractor shall check in at the Loading Dock or Management Office immediately prior to commencement of the sprinkler work.

                  5.1.3 Management personnel shall accompany Contractor and tag impaired devices.

                  5.1.4 Sprinkler system drain down and refill are the responsibility of the Contractor.

                  5.1.5 When notified by the Contractor, impaired device tags shall be removed by Management after the work is complete and the system is operational.

                  5.1.6 The Contractor shall remain on site at all times when the sprinkler system is impaired and shall not leave until the system is refilled and all alarm or trouble conditions related to the work are cleared.

                  5.1.7 Sprinkler Standpipes or risers may not be drained or remain empty between the hours of 7:30 a.m. and 6:00 p.m.

                  5.1.8 Sprinkler feed mains, cross mains and branch lines shall be drained after 7:30 a.m. on regular business days only and must be refilled by 5:00 p.m. each day. Exceptions, require approval of Management. The Contractor may incur additional cost for Management personnel when these steps are not followed.

         5.2      Fire Alarm

                  5.2.1 Contractor shall not conduct any activities that will activate the building fire alarm system prior to the implementation of precautionary measures to prevent false alarms.

                  5.2.2 Contractor shall be charged $250.00 per occurrence in the event of false fire alarms caused by smoke detectors that have not been taken out of service prior to the work in accordance with the following procedures:

                           - Contractor shall notify Management Security in advance of any activities that will require impairment of any smoke detectors.

                           - Smoke detectors will be taken out of service by Management Security. Contractor's personnel shall not disable smoke detectors for any reason.

                           - Contractor personnel must be present at all times on each floor or specific work area where the smoke detectors are disabled.

                           - Contractor shall notify Management Security when the work is finished and shall not leave the project until all smoke detectors are back in service.

         5.3      Building Facilities

                  Restrooms, toilets, maids closet, wash bowls and other apparatus shall not be used for any purpose other than that for which they were designed. Any expenses for repair of damage to the above shall be borne by the Contractor.

         5.4      Thermostats

                  Existing thermostats shall be protected during demolition and construction to prevent malfunction of the HVAC operating systems.

6.       The Work

         6.1      The work shall not begin prior to authorization by Management.

         6.2 NESHAPS: Each project that requires demolition and renovation work shall be inspected per the NESHAP regulation promulgated by the EPA. Demolition shall not begin prior to such inspection and approval of management.

         6.3 Noisy Work: Noisy work shall be performed between 6:00 p.m. and 7:00 a.m. or on weekends regardless of the location in the building. Noisy work includes but is not limited to drilling, grinding, shooting stud track or ceiling hanger wires, and the use of power saws.

EXHIBIT "C-1" TO OFFICE LEASE AGREEMENT - Page ii

         6.4 Welding: All welding shall be performed between 6:00 p.m. and 7:00 a.m. and procedures for venting fumes shall be approved by Management twenty-four (24) hours prior to commencement of the work. Contractor is to have an adequate fire extinguisher available at all times.

         6.5 Noxious fumes: All work that will produce noxious fumes shall be performed after 6:00 p.m. and shall be finished with ample time to clear the air of the fumes prior to 7:00 a.m.

         6.6 Management reserves the right to stop any work that is disruptive to the tenants in the building.

         6.7 Contractor shall work in harmony with other Contractors and Subcontractors performing work in the building on behalf of Management or other tenants.

         6.8 Contractor shall maintain an active and current safety training and record keeping program and require his Subcontractors to do likewise.

         6.9 Contractor shall notify Management twenty-four (24) hours in advance of ceiling cover so that Management will have the opportunity to inspect the work.

         6.10 Signs or logos will not be permitted without prior approval of Management.

         6.11 Demolished materials are property of Manager unless noted otherwise.

7.       Material

         7.1 Materials shall be hoisted via the Exclusive Elevator. Passenger elevators shall not be used for material transportation.

         7.2 No materials shall be hoisted outside the Exclusive Elevator cab without prior notification and approval of Management. All costs associated with material hoisting shall be borne by the Contractor. The elevator hatch may be opened between 7:00 AM. through 8:00 AM and 5:00 PM. through 5:30 PM. weekdays, at no extra charge to permit the transport of oversize materials. Twenty-four (24) hours prior notice is required.

         7.3 Materials shall be stored in the freight elevator lobbies, mechanical rooms or any other common space within the building. Materials shall not be stored in adjacent vacant space without prior consent of management.

         7.4 Dollies, carts and other moving or loading apparatus shall have rubber tires. The expense of any damage caused to floors/wall, etc., by moving materials shall be borne by the Contractor causing the damage. It is advised that all public areas be sufficiently protected in advance by the Contractor to avoid such damage.

         7.5 Tenant shall not use any freight elevators except the Exclusive Elevator, as referenced in Paragraph 4(e) of the Workletter.

         7.6 Management reserves the right to inspect all tool boxes, storage bins, trash bins, or other conveyances prior to removal from the property.

         7.7 The Contractor shall comply with all Federal, State, and Local regulations pertaining to the use of hazardous materials or potentially hazardous materials. No hazardous materials may be used on the property without prior written approval of Management.

         7.8 All doors, hardware, door frames, light fixtures, HVAC units, air boots, slot diffuses, millwork and appliances to be removed from demolished leases are the property of the building and may be required to be relocated elsewhere in the building. Please contact the Management office for direction.

8.       Insurance

         8.1 Contractors and their subcontractors shall provide insurance coverage in accordance with the requirements of Paragraph 4(f) of the Workletter.

         8.2 A Certificate of Insurance evidencing the required coverage shall be submitted by the Contractor to Management (Transwestern Property Company as certificate holder) prior to the commencement of the work. The Certificate shall name the following as additional insured:

                  METROPOLITAN LIFE INSURANCE COMPANY
                  METROPOLITAN TOWER REALTY COMPANY, INC.
                  TRANSWESTERN PROPERTY COMPANY
                  LINCOLN PROPERTY COMPANY
                  LINCOLN PLAZA MANAGEMENT COMPANY, INC.

9.       Hazardous Materials Spills or Releases

         9.1      IF THE MATERIALS CAN NOT BE IDENTIFIED, ASSUME THEY ARE
                  HAZARDOUS.

                  If a hazardous material is released or spilled, there are a few basic responses that must be followed. The following minimum response procedures should be followed regardless of the nature of the incident.

EXHIBIT "C-1" TO OFFICE LEASE AGREEMENT - Page iii

         9.2 Notify Building Management of the incident immediately. State the location of the accident, the type of material released and any actions taken.

         9.3 Evacuate everyone in the vicinity immediately. This includes tenants, contractors, and building personnel. If the release of a dangerous vapor or gas occurs, a larger area of evacuation may be necessary.

         9.4 Once you know the area is cleared, you may take safe and reasonable steps to identify the released materials. If you can identify the materials, small spills of liquids may be limited with sand bags or adsorbents. Isolated fumes or gases may be limited by closing doors or shutting down air handler units in the area.

         9.5 If the material has not been identified, the Property Manager or Chief Engineer will attempt to use Material Safety Data Sheets to classify the material according to it's hazardous properties. If the spill or release is deemed to be a threat to a wide spread area of the property and its occupants, call 911 and ask for the Fire Department HAZMAT Response Unit.

EXHIBIT "C-1" TO OFFICE LEASE AGREEMENT - Page iv

                                  EXHIBIT "C-2"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                 RELEASE OF LIEN

THE STATE OF TEXAS       ss.
                         ss.
COUNTY OF ___________    ss.


         That for and in consideration of the sum of $________, the receipt and sufficiency of which is hereby acknowledged and confessed, the undersigned being duly sworn, hereby:

         (i) releases, acquits, and forever discharges and by these presents does for himself, his heirs, representatives, successors, and assigns, release, acquit, and forever discharge ________________________________ from and against any and all claims, debts, demands or causes of action that the undersigned has or may ever have as a result of furnishing labor and materials for improvements except for $________________ being withheld as retainage which the undersigned now has or may have on account of work performed in connection with or for the construction and erection of the improvements situated on said Premises described below:

         First Interstate Bank Plaza, 1000 Louisiana, Houston, Texas 77002;

         (ii) specifically recites that all sums owed by the undersigned to any laborer, materialman or subcontractor employed by the undersigned in connection with work at said premises have been fully paid for all work performed and labor or materials furnished prior to and through the date hereof;

         (iii) expressly agrees to indemnify and hold harmless Metropolitan Life Insurance Company and Metropolitan Tower Realty Company, Inc. of and from the claims of any laborer, materialman and/or subcontractor employed by or contracting with the undersigned; and

         (iv) represents and warrants to Metropolitan Life Insurance Company and Metropolitan Tower Realty Company, Inc. that the undersigned has the authority to bind the corporation, partnership or other entity, if any, on whose behalf this release is executed.

         And the undersigned executes this instrument recognizing that but for the making of this release and representation, the payment receipted for would not have been made, and that Metropolitan Life Insurance Company and Metropolitan Tower Realty Company, Inc. have relied hereon in making said payment.

         SIGNED and DATED this ______ day of _____________________, 199___.


                                  ___________________________________
                                  Company Name

                                  ___________________________________
                                  Signature


                                  ___________________________________
                                  Title

         SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, by ___________________, _____________________ of ________________________ on the
_____ day of _________________, 199___, to certify which witness my official hand and seal of office.

                                  ___________________________________
                                  Notary Public in and for the State of Texas

[Individual Acknowledgment]

THE STATE OF TEXAS        ss.
                          ss.
COUNTY OF ___________     ss.

         This instrument was acknowledged before me on the _____ day of _________________, 199___, by ___________________________________ .

EXHIBIT "C-2" TO OFFICE LEASE AGREEMENT - Page i

                                  ___________________________________
                                  Notary Public in and for the State of Texas

EXHIBIT "C-2" TO OFFICE LEASE AGREEMENT - Page ii

[Corporate/Partnership Acknowledgment]

THE STATE OF TEXAS        ss.
                          ss.
COUNTY OF ___________     ss.

         This instrument was acknowledged before me on the _____ day of ________________, 199___, by _______________________ of ______________________,
a ________________ on behalf of said __________________.

                                  ___________________________________
                                  Notary Public in and for the State of Texas

EXHIBIT "C-2" TO OFFICE LEASE AGREEMENT - Page iii

                                   EXHIBIT "D"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                   AND METROPOLITAN TOWER REALTY COMPANY, INC.
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                              RULES AND REGULATIONS

         1. The sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenants and no employee, agent or invitee of any tenant shall go upon the roof of the Building. The two (2) emergency stairwells located on each floor of the Building shall not be obstructed by tenants or used by tenants or tenant's agents, servants, employees, invitees or contractors or the public in general for any reason or purpose except as an escape route in the event of an emergency.

         2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice at the expense of the tenant responsible for same and without notice to such tenant. If Landlord shall have given such consent at anytime, such consent shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every other sign, placard, picture, name, advertisement or notice. Landlord will adopt and furnish to Tenant uniform rules and regulations relating to signs on the office floors which shall be applicable to all tenants occupying space on the office floors of the Building and Tenant agrees to conform to such rules and regulations. All approved signs or lettering on doors of Tenant's Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

         3. The Premises shall not be used for the storage of merchandise or files, except as approved by Landlord in writing, or for lodging. No cooking, other than for warming purposes, shall be done or permitted by any tenant in the Building, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted.

         4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the furniture or other effects of any tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services unless as agreed in writing by Landlord. Such special services shall be provided at Tenant's sole cost and expense. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m.

         5. No animals, or birds, or bicycles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, except for seeing eye dogs or other service animals for disabled persons.

         6. Landlord will furnish each tenant with two (2) keys free of charge. Landlord will make a reasonable charge for any additional keys. No tenant shall have any keys made except by Landlord. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without prior written consent of Landlord. All such locks shall comply fully with the prevailing life safety and security codes and ordinances. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock. Each tenant upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to tenant.

         7. No safes, electronic equipment or other objects larger or heavier than that which the freight elevators of the Building are limited to carry shall be brought into or installed on any premises without Landlord's prior written approval. The moving of such equipment shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators, except during hours and in a manner approved by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, be installed only after proper reinforcing and/or bracing has been added to the floor deck to properly support the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining such safe or other property shall be repaired at the expense of tenant.

EXHIBIT "D" TO OFFICE LEASE AGREEMENT - Page i

         8. No tenant shall use or keep in, on or about the premises of the Building any diesel, gasoline, flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord, except as approved in writing. No tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance in, on or about the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

         9. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

         10. Landlord reserves the right to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 1:00 p.m. on Saturdays all persons who do not have the appropriate access card or clearance. Landlord will furnish access cards for use by employees. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to landlord for all acts to such person. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as Landlord may deem appropriate, including closing and locking doors.

         11. The directory of the Building will be provided for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant shall desire to place upon said directory over and above the allowance set forth in the Lease must first be approved by Landlord.

         12. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hanging or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, said above items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

         13. At any party where alcoholic beverages are to be consumed on the First Interstate Bank Plaza premises, Tenant is required to have two (2) off-duty policemen attend the party. One (1) policeman should remain in the suite during the party, and one (1) should position himself near the proper elevator bank.

         14. Consumption of alcoholic beverages in the common areas of the Building is expressly prohibited. Exceptions to this rule will only be permitted by prior written approval of Landlord on a case by case basis.

         15. Tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage. Tenant shall be permitted to install security systems, devices to limit access to the Premises after normal business hours. Such devices shall be in compliance with paragraph 6 of these rules and regulations. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

         16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents or invitees, shall have caused it.

         17. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale of newspapers, magazines, periodicals, theatre tickets or any other goods of merchandise in or on the premises.

         18. No tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, except as permitted under the terms of a separate license agreement, which form shall be amended from time to time.

         19. No hand trucks or dollies, except those equipped with rubber tires and side guards, shall be used in any space or in public halls of the Building by any tenant. No other vehicles of any kind shall be brought into the Building or kept in or about any premises by any tenant, their employees, agents or invitees.

         20. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Houston, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         22. The requirements of the tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

EXHIBIT "D" TO OFFICE LEASE AGREEMENT - Page ii

         24. These Rules and Regulations are in addition to and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

         25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT "D" TO OFFICE LEASE AGREEMENT - Page iii

                                   EXHIBIT "E"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                     PARKING

         This EXHIBIT "E" ("Parking Exhibit") describes and specifies Tenant's right to use (i) sixty-five (65) parking spaces, of which up to nine (9) may be reserved on a monthly basis, in the Building Garage, and (ii) one hundred thirty-three (133) parking spaces, of which up to twenty-five (25) may be reserved on a monthly basis, in the 1400 Louisiana Garage. The aforesaid parking spaces are collectively referred to herein as the "Spaces", and are located on such levels inside the parking garages set forth on Schedule 1 attached to this Parking Exhibit and incorporated herein by reference. The parking garage beneath the Building shall be referred to as the "Building Garage." The parking garage located at 1400 Louisiana, which is presently owned by Landlord, shall be referred to as the "1400 Louisiana Garage." The Building Garage and the 1400 Louisiana Garage may be hereinafter referred to individually and collectively as the "Parking Garage."

         1. DEFINITIONS. The terms which are defined in the Lease shall have the same meaning in this Parking Exhibit.

         2. GRANT AND RENTAL FEE.

                  (a) Provided no monetary event of default has occurred and is continuing under the Lease, Tenant shall be permitted the exclusive use of the reserved Spaces and the non-exclusive use of the unreserved Spaces during the Term at such monthly rates (together with any applicable tax thereon) and subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord or the manager of the Parking Garage, as applicable, and charged or applicable to patrons of the Parking Garage for spaces similarly situated therein, provided, however, the fixed parking fees for such original Spaces during the Initial Lease Term are set forth on SCHEDULE 1 attached hereto. Notwithstanding the aforesaid, parking fees for the Building Garage only shall be conditionally waived during the first two (2) Lease Years of the Term, subject to the provisions of Section 11.01(f) and EXHIBIT "I". Notwithstanding the aforesaid, Landlord reserves the right to relocate Tenant's reserved Spaces from time to time to other reserved Spaces on the same floor of the same Parking Garage, in the event Landlord requires the temporary use of the reserved Spaces to accomplish repair or construction work in the area of the Parking Garage in which the reserved Spaces are located.

                  (b) Provided no monetary event of default has occurred and is continuing under the Lease, Tenant shall be permitted the nonexclusive use of 175 unreserved parking spaces in the garage at 777 Clay, Houston, Texas ("777 Clay Garage"), for a term commencing on the Commencement Date and concluding on the date which is the earlier of (i) December 31, 1997, or (ii) the date of the termination (however such termination occurs) of that certain Parking Lease Agreement between Block 298 Venture and Block 144 Joint Venture. The monthly rate for each of such spaces in the 777 Clay Garage shall be $50.00 (plus applicable taxes). The use by Tenant and its employees and designees of the 777 Clay Garage is subject to all of the terms, conditions and regulations which are, from time to time, promulgated by the owner or manager of the 777 Clay Garage (or Landlord). Parking fees shall be payable for the entire term of the parking license on 777 Clay Garage and there shall be no conditional or other waiver of such parking fees. In no event shall the 777 Clay Garage or the spaces therein be considered part of the Parking Garage or the Spaces, nor accorded any of the other rights or privileges attendant to the Spaces, The parking rights created pursuant to this Section 2(c) shall not be part of the Critical Services. However, the use of the spaces in the 777 Clay Garage used pursuant to this Section 2(c) shall be, in any event, subject the provisions of Paragraph 5 and Paragraph 6 of this Parking Exhibit. In the event of the termination of Landlord's rights under said Parking Lease Agreement with Block 298 Venture, Landlord shall permit Tenant to have the non-exclusive use of one hundred seventy-five (175) parking spaces in the 1400 Garage, at the same rate of $50.00 per space per month (plus taxes), until December 31, 1997.

         3. TENANT'S FAILURE TO USE SPACES. In the event that Tenant (after the Commencement Date and at any time during the Term) vacates all or any portion of the Premises and fails to utilize all or any of the Spaces and fails to pay Rent, Landlord shall have no further obligation to make available to Tenant the Spaces not utilized. Notwithstanding the aforesaid, Tenant may also from time to time during the Term, upon at least thirty (30) days prior written notice to Landlord, discontinue the use of any Spaces which Tenant is then utilizing, together with an equal number of parking entry cards, and the rent for any such Spaces shall cease to accrue on the last day of the calendar month in which said thirty (30) day period expires except in the instance of the Spaces in the 1400 Louisiana Garage for which use in no event may be discontinued during the first two (2) Lease Years. Once Tenant has discontinued the use of any Spaces, as provided in the preceding sentence, Landlord shall have no further obligation to make available to Tenant such discontinued Spaces, except as further provided. Tenant may further from time to time during the Term, upon at least thirty (30) days prior written notice, advise Landlord of Tenant's desire to reinstate Tenant's use of certain Spaces previously discontinued, as aforesaid, in which event Landlord shall permit Tenant to resume using such Spaces, provided and to the extent such Spaces are then available, and rent shall commence to accrue on such Spaces, on the first (1st) day of the first full calendar month following the expiration of said thirty (30) day period at the then current market rental rate, subject to such rate being changed by Landlord from time to time thereafter. The failure, for any reason, of Landlord to provide or make available such Spaces to Tenant or the inability of Tenant to utilize all or any portion of the Spaces shall under no circumstances be deemed a default by Landlord under the Lease so as to permit Tenant to terminate the Lease, in whole or in part.

EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page i

         4. EXPANSION. In the event that Tenant elects to expand the Premises pursuant to the Expansion Option in EXHIBIT "H" of the Lease or the Preferential Lease Rights in EXHIBIT "J" of this Lease, Tenant agrees that as to the first 47,217 square feet ("Minimum Area") of either Expansion Area or Preferential Space ("Additional Area") which Tenant elects to lease pursuant to the Expansion Option or the Preferential Lease Rights, Tenant shall not be entitled to use any more parking spaces in the Building Garage than the 65 Spaces specified in this EXHIBIT "E", provided, however, Tenant shall be entitled to use one (1) unreserved space in the 1400 Louisiana Garage per 1500 square feet of Rentable Area of the Additional Area, and as to any Additional Area which Tenant elects to lease pursuant to the Expansion Option or the Preferential Lease Rights in excess of said Minimum Area, Tenant shall be entitled to use one (1) unreserved space in the Building Garage per 3,875 square feet of Additional Area. In any event, Tenant shall be responsible to pay parking fees for any such additional parking spaces in accordance with this EXHIBIT "E".

         5. RISK. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces, and TENANT HEREBY AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF TENANT'S USE OF THE SPACES PURSUANT TO THIS AGREEMENT.

         6. NO BAILMENT. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

         7. RULES AND REGULATIONS. In its use of the Spaces, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as EXHIBIT "D") applicable thereto, any rules and regulations promulgated by Landlord or the manager of the Parking Garage, as applicable, as the same may be amended from time to time. Upon the occurrence of any breach of such rules, failure to make parking rental payments due hereunder or monetary default by Tenant under the Lease following the notice and cure periods set forth in
Section 11.01(a)(i) of the Lease, Landlord shall be entitled to terminate this Parking Exhibit, in which event Tenant's right to utilize the Spaces shall thereupon automatically cease. Notwithstanding the foregoing, the requirement of giving notice and allowing Tenant the cure period set forth in the Lease shall not prevent (and Landlord is specifically authorized to) tow or fine or take other appropriate action regarding any vehicles improperly parked in the Parking Garage.

         8. ACCESS.

                  (a) Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in the Parking Garage are using the parking spaces therein. Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Section 6.01(g). Landlord agrees to provide to Tenant one hundred ninety-eight (198) parking entry cards. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $10.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Section 6.01(g) of the Lease shall also be applicable and in the event of a conflict with the provisions of this Parking Exhibit, the provisions of Section 6.01(g) shall control. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an Event of Default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

                  (b) Upon Tenant's request, Landlord hereby grants to Tenant the revocable license to use up to 100 additional entry cards for the Building Garage and up to 100 additional entry cards for the 1400 Louisiana Garage (but none for the 777 Clay Garage), at a charge of $10.00 each, which can be used for parking at times other than during Normal Business Hours; such parking to be unreserved, on an availability (first come, first served) basis and subject to all of the other provisions of the Parking Exhibit. Landlord may revoke this license at any time upon thirty (30) days prior written notice to Tenant.

         9. TEMPORARY PARKING. From the date hereof until the Commencement Date, Tenant shall be permitted the nonexclusive use of up to ten (10) unreserved parking spaces in the 1400 Louisiana Garage for executives and supervisory personnel of Contractor involved in the construction of the Tenant Improvements. The use of these temporary spaces shall be at no charge to Tenant or the individuals parking in such spaces. The rights of Tenant and its designees to use these spaces is expressly subject to the provisions of the Lease including, without limitation, Paragraph 5 and Paragraph 6 of this Parking Exhibit.

EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page ii

                                   SCHEDULE 1
                                       TO
                                   EXHIBIT "E"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT


                                 BUILDING GARAGE

                                 RESERVED SPACES

                                                                   MONTHLY
LEVEL                                 NO. OF SPACES            PRICE PER SPACE

 P-1                                        9                 $250.00 (plus tax)

TOTAL          RESERVED SPACES              9
                                         =======

                                UNRESERVED SPACES

         TOTAL NO.                                           MONTHLY
         OF SPACES                                       PRICE PER SPACE

            56                                          $175.00 (plus tx)


                              1400 LOUISIANA GARAGE

                                 RESERVED SPACES

                                                                   MONTHLY
 LEVEL                                NO. OF SPACES            PRICE PER SPACE

   -                                       25                 $90.00 (plus tax)


 TOTAL          RESERVED SPACES            25
                                         ======

                                UNRESERVED SPACES

      TOTAL NO.                                                  MONTHLY
      OF SPACES                                              PRICE PER SPACE

          108                                               $50.00 (plus tax)


SCHEDULE 1 TO EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page i

             [DIAGRAMS TO BE ATTACHED DEPICTING LOCATIONS OF SPACES]

SCHEDULE 1 TO EXHIBIT "E" TO OFFICE LEASE AGREEMENT - Page ii

                                   EXHIBIT "F"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                     SIGNAGE

         Tenant shall have the right, at Tenant's sole cost, expense and risk, to construct and/or install (as the applicable case may be) (i) two (2) exterior monument signs, each having maximum dimensions of 10' (height) X 2' (width) X 2' (depth), with the understanding that Landlord's further written approval must be obtained if Tenant desires to install a monument sign having larger dimensions, and (ii) interior signage, as more specifically set forth on SCHEDULE 1 attached hereto. Furthermore, in the event that Tenant elects to lease the space on the entire 58th floor of the Building pursuant to other provisions of this Lease, then Tenant shall have the right, at Tenant's sole cost, expense and risk, to install certain signage on the 59th Floor, as more specifically set forth on
SCHEDULE 2 attached hereto, all in accordance with the provisions of this exhibit. Furthermore, in the event that Tenant elects to lease the space on the entire 59th Floor of the Building pursuant to other provisions of this Lease, then Tenant shall have the right, at Tenant's sole cost, expense and risk, to install certain signage on the 58th Floor, as more specifically set forth on
SCHEDULE 3 attached hereto, all in accordance with the provisions of this exhibit. (All of the signage referenced in the previous three (3) sentences shall be referenced herein collectively as the "Signage.") All work of Tenant in constructing and/or installing the Signage shall be done in a good and workmanlike manner without unreasonable interference with the conduct of business at the Building. With respect to the Signage, Landlord and Tenant both agree as follows:

         1. For the purposes of this Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Exhibit shall have the meanings specified in this Exhibit and shall be delineated by initial capitals.

         2. The plans and specifications for the Signage, including specifically, the design, size dimensions, color, materials, lighting, fabrication, and other features thereof shall be subject to Landlord's prior written approval which shall not be unreasonably withheld. The Signage (and graphics) identified on SCHEDULE 1 hereto is specifically approved by Landlord. The Signage shall conform with all applicable codes, shall be appropriate for a Class A high-rise building in the Central Business District of Houston, Texas and shall be compatible with the look, size, and materials of Landlord's and the Building's surrounding signage. Tenant acknowledges that, due to City codes, the Louisiana Sign may be limited to a plaque attached to the existing retaining wall.

         3. The Signage shall be erected as part of the Tenant Improvements in accordance with the Workletter. Tenant may use a portion of the Allowance, for the Signage, not to exceed $.50 per square foot of Rentable Area of the Premises.

         4. The location of the Signage shall be subject to Landlord's prior written approval.

         5. Tenant's right to erect the Signage is and shall be subject to Tenant obtaining all necessary building permits from and approvals of all governments, quasi-governmental authorities and Tenant's compliance with all Laws.

         6. Tenant agrees to insure, repair, maintain and keep the Signage in good working order at all times at Tenant's sole cost, expense and risk, and to pay any and all fees associated with obtaining local government permits and licenses.

         7. Subject to the rights of third parties pursuant to existing agreements, as the same may be amended from time to time, including, without limitation, the rights of First Interstate Bank, Landlord agrees that it will not cause the Building to be renamed any name of a company or entity which leases less space in the Building than Tenant at the time in question. The restriction in the aforesaid sentence shall not apply to a company or entity which (a) leases more space in the Building at the time in question than Tenant leases and occupies, or (b) becomes the owner of the Building.

         8. Landlord hereby reserves the right, at Landlord's expense, to add other tenants' names and/or logos to the interior signage and to allow other exterior signage.

         9. The rights of Tenant under this Exhibit are subject to all of the terms and provisions of the Lease, including without limitation, the obligations of Tenant with respect to indemnification, maintenance of insurance and alterations. Within ninety (90) days after the expiration or other termination of the Lease or upon a termination of Tenant's right to the Signage, Tenant, at its sole cost and expense, shall remove the Signage and restore, at Tenant's expense, the property under and about the Signage to its original condition.

EXHIBIT "F" TO OFFICE LEASE AGREEMENT - Page Solo

                                   SCHEDULE 1
                                       TO
                                   EXHIBIT "F"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                            CURRENT APPROVED SIGNAGE

                                (TO BE COMPLETED)

SCHEDULE 1 TO EXHIBIT "F" TO OFFICE LEASE AGREEMENT - Page Solo

                                   SCHEDULE 2
                                       TO
                                   EXHIBIT "F"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                            SIGNAGE ON THE 59TH FLOOR

                                (TO BE COMPLETED)

SCHEDULE 2 TO EXHIBIT "F" TO OFFICE LEASE AGREEMENT - Page Solo

                                   SCHEDULE 3
                                       TO
                                   EXHIBIT "F"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                              SIGNAGE ON 58TH FLOOR

                                (TO BE COMPLETED)

SCHEDULE 3 TO EXHIBIT "F" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "G"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.


         THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Schedule "G-1" attached hereto. The terms "Tenant", "Landlord", "Beneficiary", "Premises", "Lease", "Property", "Loan", "Note", and "Mortgage" are defined in the Schedule of Definitions attached hereto as Schedule "G-2". This Agreement is entered into with reference to the following facts:

         A. Landlord and Tenant have entered into the Lease covering the Premises in the Property.

         B. Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Property, provided that the Lease is subordinate to the lien of the Mortgage.

         C. For the purposes of completing the Loan, the parties hereto desire expressly to acknowledge the subordination of the Lease to the lien of the Mortgage, it being a condition precedent to Beneficiary's obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

         D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that an Event of Default (as defined in the Lease) is not then existing and, provided further, that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SUBORDINATION. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby acknowledges that the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

         2. ACKNOWLEDGMENT AND AGREEMENT BY TENANT. Tenant acknowledges that:

                  (a) Beneficiary would not make the Loan without this Agreement;

                  (b) It acknowledges the Mortgage and the agreements evidencing and securing the Loan; and

                  (c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

                  (d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

                           (i) until is has given written notice of such act or
                  omission to Beneficiary; and

                           (ii) until the same period of time as is given to
                  Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

                  (e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

                  (f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

                  (g) It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and

EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page i

         to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

                  (h) This Agreement satisfies any condition or requirements in the Lease relating to the granting of a non-disturbance agreement.

         3. FORECLOSURE AND SALE. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee's power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

                  (a) Non-Disturbance. So long as an Event of Default is not then existing, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease, provided, however, that Beneficiary, or any purchaser at a trustee's or sheriff's sale or any successor owner of the Property shall not be:

                           (i) liable for any act or omission of a prior
                  landlord (including Landlord); or

                           (ii) subject to any offsets or defenses which Tenant
                  might have against any prior landlord (including Landlord); or

                           (iii) bound by any rent or additional rent which
                  Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid more than one (1) month in advance to any prior landlord (including Landlord); or

                           (iv) bound by any agreement or modification of the
                  Lease made without the written consent of Beneficiary.

                  (b) New Lease. Upon the written request of either Beneficiary or Tenant to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

                  (c) Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

         4. ACKNOWLEDGMENT AND AGREEMENT BY LANDLORD. Landlord, as landlord under the Lease and mortgagor or trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

                  (a) This Agreement does not:

                           (i) constitute a waiver by Beneficiary of any of its
                  rights under the Mortgage; and/or

                           (ii) in any way release Landlord from its obligations
                  to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

                  (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

                  (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in the Agreement.

         5. NO OBLIGATION OF BENEFICIARY. Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

         6. NOTICE. All notices hereunder to Beneficiary shall be deemed to have been duly given if mailed under United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Exhibit "G-2" attached hereto (or at such other address as shall be given in writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.

         7. MISCELLANEOUS.

                  (a) This Agreement supersedes any inconsistent provision of the Lease.

                  (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page ii

                  (c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                  (d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

                  (e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted sublessees and assigns; provided, however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

         IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance, and Attornment Agreement as of the ____ day of ________________, 19__.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BENEFICIARY:

- -----------------------------------
a _________________________________


By:            ______________________________
               ------------------------------,
               Its __________________________


TENANT:

- -----------------------------------
a _________________________________


By:            ______________________________
               ------------------------------,
               Its __________________________


LANDLORD:

- -----------------------------------,
a _________________________________


By:            _______________________________

               _______________________________

               _______________________________


By:            _______________________________
               Name: _________________________
               Title: ________________________

EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page iii

                                 SCHEDULE "G-1"
                                       TO
                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT

                                LEGAL DESCRIPTION


                                [TO BE ATTACHED]


SCHEDULE "G-1" EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page Solo

                                 SCHEDULE "G-2"
                                       TO
                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT

                             SCHEDULE OF DEFINITIONS



         "Beneficiary" shall mean ______________________________, a ________
corporation. All notices to Beneficiary shall be mailed to:

- ----------------------------------

- ----------------------------------

- ----------------------------------
Attention:     ______________________,


               ----------------------

               with copy to:

- ----------------------------------

- ----------------------------------

- ----------------------------------
Attention:     ______________________,


               ----------------------

and a copy to:

- ----------------------------------

- ----------------------------------

- ----------------------------------
Attention:     ______________________,


               ----------------------


         1. "MORTGAGE" shall mean a first lien Mortgage or Deed of Trust and Security Agreement with Assignment of Rents dated as ____________, ____, encumbering the Property, executed by Landlord, as Mortgagor or Trustor, to ______________, as Trustee, in favor of Beneficiary, securing repayment of the Loan evidenced by the Note, to be recorded in the records of the county in which the Property is located.

         2. "LANDLORD" shall mean _________________________________, a
_________________________, having an office at ____________
_____________________________, ______, _____ __________.

         3. "LEASE" shall mean a certain lease entered into by and among Landlord and Tenant dated as of ____ __, ____, covering the Premises.

         4. "LOAN" shall mean a first mortgage loan in an amount up to $______________ from Beneficiary to Landlord.

         5. "NOTE" shall mean that certain Installment Note executed by Landlord in favor of ____________________________________, a ________ corporation, dated as of ____________, 19__, in the amount of $--------------.

         6. "PREMISES" shall mean the space in the Improvements located in and upon the Property described in the Lease.

         7. "PROPERTY" shall mean the real property described in Exhibit "A" attached hereto together with the improvements thereon.

         8. "TENANT" shall mean _____________________________, a __________
corporation, having an office located at Suite ____, _________________, __________, _______________.

SCHEDULE "G-2" TO EXHIBIT "G" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "H"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                EXPANSION OPTION

         This EXHIBIT "H" ("Expansion Exhibit") describes and specifies the rights and obligations of Tenant to lease and to take additional space within the Building.

         1. DEFINED TERMS. For purposes of this Expansion Exhibit, all terms defined in the Lease will be utilized herein without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective definitions and meanings:

         (a) "Expansion Area" shall mean up to approximately 79,220 square feet of Rentable Area located on the following floors in the
                  Building:

                   FLOOR                                AREA (APPROX.)

                     52                                 25,681 sq. ft.

                     55                                 25,681 sq. ft.

                     58                                 17,791 sq. ft.

                     71                                 10,067 sq. ft.

                  Tenant may expand into only an entire floor or floors constituting the Expansion Area; provided, however, if Tenant shall elect it may expand on Floor 55 by more than fifty percent (50%) but less than one hundred percent (100%) of the Rentable Area on such Floor provided:

                  (i) Tenant shall bear the cost and expense of converting the 55th Floor to a "Multi-Tenant Floor" (including, without limitation, all costs and expenses required to cause the Common Areas [including the restrooms] on the 55th Floor to fully comply with the ADA and the TABA) in the event that Tenant exercises its option to lease less than one hundred percent (100%) of the 55th Floor;

                  (ii) The remaining space on the 55th Floor not leased by Tenant pursuant to this Expansion Option shall be, in Landlord's reasonable judgment, re-leasable taking into consideration without limitation access to and from, and the location, size, window configuration, bay depth and layout of, such space and such other factors as Landlord shall deem relevant.

                  The rights of Tenant to expand the Premises to include any portion of Floor 55 are additionally subject and subordinate to the preferential lease rights of an existing tenant in the Building which require, among other things, that: (a) Landlord shall notify such other tenant before the space becomes available, and (b) such tenant shall have ten (10) working days following such notice within which to elect to include the space within its lease. No part of Floor 55 shall be deemed a part of the Expansion Area or otherwise subject to the terms of this Expansion Exhibit until such existing tenant declines to elect to exercise its preferential lease rights with respect to Floor 55.

                  In addition, the approximately 5,164 square feet of Floor 55 depicted on SCHEDULE 1 attached hereto is currently leased by a tenant in the Building which is obligated to relocate its space within one hundred twenty (120) days following notice from Landlord. These approximately 5,164 square feet of Rentable Area are not deemed a part of the Expansion Area or otherwise subject to the terms of this Expansion Exhibit unless and until such existing tenant relocates its entire leasehold on these 5,164 square feet to another space in the Building.

                  The rights of Tenant to expand the Premises to include Floor 52 are, in any event, subject and subordinate to:

                  (i) the preferential lease rights of an existing tenant in the Building which require, among other things, that: (a) Landlord notify such other tenant when space becomes available for lease, (b) the tenant shall have ten (10) days within which to elect to include the space within its lease, (c) if such tenant declines to lease such space, the space may be leased to a third party within ninety (90) days or it will again be subject to such tenant's preferential lease rights;

                  (ii) the expansion rights of an existing tenant in the Building which grant to such tenant the right to expand by approximately 5,000 square feet on Floor 52 until September 2, 1996.

EXHIBIT "H" TO OFFICE LEASE AGREEMENT - Page i

                  Floor 52 shall not be deemed a part of the Expansion Area or otherwise subject to the terms of this Expansion Exhibit until such existing tenant declines to elect to exercise its preferential lease rights and its expansion rights with respect to Floor 52.

         (b) "Expansion Effective Date" shall mean the date on which the Expansion Area is delivered by Landlord to Tenant.

         2. TENANT'S ELECTION. Provided there is not then existing an Event of Default, Tenant may at its option elect from time to time to expand the Premises to include all or part of the Expansion Area upon the terms and conditions provided herein upon written notice of such election delivered by Tenant to Landlord at any time prior to July 1, 1997.

         3. BASE RENT. The Base Rent per square foot of Rentable Area for Expansion Area during the Primary Term shall be $15.00 per square foot, provided, however, the free rent period for the Expansion Area shall be limited to the period from the Expansion Effective Date until December 31, 1998. The Base Rent for the Expansion Area is subject to adjustment from time to time as provided in the Lease, including, without limitation, any Rent Adjustment and adjustment resulting from any Allowance Increase in connection with the Expansion Area.

         4. PROCEDURE AND EFFECT OF DELIVERY. Landlord and Tenant shall promptly, following receipt of Tenant's notice, enter into a written amendment to the Lease modifying and supplementing this Lease by adding the Expansion Area and containing such other reasonable terms and provisions as Landlord may deem appropriate and consistent with this Expansion Exhibit. Except as may be specifically modified in such amendment, and except with respect to the parking rights, as herein specified, the terms and provisions of the Lease shall, on the Expansion Effective Date, automatically apply and become applicable to the Expansion Area; and the Expansion Area, as of the Expansion Effective Date, shall automatically and without the necessity of further documentation, become and be deemed to be a part of the Premises for all purposes, including, without limitation, the determination of the "Excess" (as defined in the Lease). The Base Rent with respect to the Expansion Area shall be as specified in Paragraph 3 hereof, which Base Rent with respect to the Expansion Area shall thereafter be adjusted as provided in the Lease.

         5. DELIVERY OF EXPANSION AREA. Any Expansion Area shall be delivered to Tenant within thirty (30) days after Landlord receives Tenant's notice of election to exercise this option, subject to Excusable Delays, vacant and unoccupied and "as is." In addition, Landlord shall provide the Allowance for completion of the Tenant Improvements in the Expansion Area in accordance with the Workletter attached as EXHIBIT "C" to this Lease, which Workletter is incorporated in this Expansion Exhibit by reference for all purposes. Landlord shall use reasonable diligence to deliver the Expansion Area on the date specified by Landlord, but in no event shall Landlord have any liability for the failure to deliver the Expansion Area to Tenant on such date, nor shall any such failure impair the validity of the Lease, extend the Term, or impair any obligations of Tenant under the Lease, it being understood that the Rent applicable to the Expansion Area shall be abated until possession is delivered to Tenant in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the failure to deliver possession of the Expansion Area to Tenant.

         6. CONCIERGE DESK. Subject to full compliance with the following conditions and requirements, Landlord will permit Tenant, at Tenant's sole cost and expense, to build and staff a Tenant reception area (the "Concierge Desk") on the 58th Floor of the Building in the sky lobby adjacent to the primary entrance to Tenant's Premises on the 58th Floor, in a location and with a configuration reasonably acceptable to Landlord in its sole discretion:

         (a) There shall not be then existing an Event of Default under the Lease.

         (b) Tenant shall have leased and be in occupancy of the entirety of the Rentable Area of the 58th Floor.

         (c) The Concierge Desk shall be staffed during Tenant's normal business hours Monday through Friday and such other hours as Tenant may deem necessary.

         (d) The appearance, dress, communication skills and conduct of personnel selected by Tenant to staff the Concierge Desk must be consistent with personnel serving in such positions in other buildings similar to the Building located in the Central Business District of Houston, Texas.

         (e) Tenant will be fully responsible, obligated and liable with respect to the Concierge Desk, as fully and as if such reception/information area were included as a part of the Premises.

         (f) No sales shall be made from the Concierge Desk, no refreshments shall be served at such locations, no candles shall be burned at such locations and there shall not be any advertising, campaigning or other activity at such locations other than reception and direction of visitors in a manner consistent with other buildings similar to the Building located in the Central Business District of Houston, Texas.

         (g) Tenant may, on ten (10) days' prior written notice to Landlord, cease to staff the Concierge Desk in the manner required by this Paragraph 6, in which case Tenant's rights and duties under this Paragraph 6 shall terminate, except that Tenant shall continue to be responsible, obligated and liable for all of its responsibilities, obligations and liabilities which arise or which are accrued or incurred under this Paragraph 6 prior to the termination of Tenant's rights hereunder.

         (h) Provided Landlord has provided directory information to Tenant, Tenant's personnel staffing the Concierge Desk will in a polite and cooperative fashion direct visitors to the Building who enter the sky lobby on the 58th Floor to their destination within the Building.

EXHIBIT "H" TO OFFICE LEASE AGREEMENT - Page ii

         7. PARKING. Parking rights accorded Tenant in connection with its expansion of the Premises pursuant to this Expansion Exhibit are set forth in EXHIBIT "E" to this Lease.

         8. NULLIFICATION OF EXPANSION RIGHTS. Notwithstanding any other provisions of this EXHIBIT "H" seemingly to the contrary, if Tenant (and/or Tenant's Affiliates) fail to personally lease and occupy the greater of (i) 175,000 square feet of Rentable Area of the Premises, or (ii) an area of the Premises equal to 66% of the maximum total square footage of Rentable Area ever leased by Tenant at any time under this Lease, then, on the date Tenant fails to meet such occupancy requirement, any and all of Tenant's expansion rights pursuant to this EXHIBIT "H" either (a) not yet exercised by Tenant, or (b) if exercised by Tenant, but not yet finalized by execution and delivery of an amendment effectuating such expansion rights, shall immediately become null and void and of no further effect. For purposes of this paragraph, the term "personally lease and occupy" shall mean that Tenant (and/or Tenant's Affiliates) do in fact personally lease and occupy such space, and that such space shall not be affected by or subject to any sublease, assignment, license, concession or other arrangement under which a third party has any right to occupy and/or use such space.

         9. TERMINATION OF EXPANSION RIGHTS. The right of Tenant to add the Expansion Area shall automatically terminate upon (a) the termination of the Term, whether by Landlord upon the occurrence of an Event of Default or otherwise, or (b) the failure of Tenant to exercise the option to expand as and within the time period specified in Paragraph 3 above.

EXHIBIT "H" TO OFFICE LEASE AGREEMENT - Page iii

                                   SCHEDULE 1
                                       TO
                                   EXHIBIT "H"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                       METROPOLITAN LIFE INSURANCE COMPANY
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

           TEXSTAR SPACE - FLOOR 55 (APPROXIMATELY 5,164 SQUARE FEET)

SCHEDULE 1 TO EXHIBIT "H" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "I"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                               CONTRACTION OPTION

This EXHIBIT "I" ("Contraction Option Exhibit") describes and specifies the rights of the Tenant to reduce and return ("Contraction Option"), in accordance with the terms hereof but not otherwise, certain portions of the Premises described below:

         1. DEFINED TERM. For purposes of this Contraction Option Exhibit, all terms defined in the Lease will be utilized herein without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective definitions and meanings:

         (a) "Applicable Balance" shall mean the then unamortized balance, at the Return Effective Date, of the Applicable Leasehold Costs.

         (b) "Applicable Leasehold Costs" shall mean the total of (i) the difference between the average monthly Base Rent payable by Tenant over the entire Term and the average monthly Base Rent payable by Tenant from the Commencement Date to the Return Effective Date multiplied by the number of months from the Commencement Date through the Return Effective Date; (ii) an amount equal to that portion of the Rent Adjustment waived for the calendar year 1998 attributable to the Contraction Space, (iii) an amount equal to that portion of the parking fees which were waived during the first two (2) Lease Years of the Term attributable to the parking spaces given back with the Contraction Space, and (iv) that portion attributable to the Contraction Space of the aggregate dollar amount which has been paid and/or is payable by Landlord to or on behalf of Tenant under the Lease, including, without limitation, (x) any brokerage commissions, (y) any Allowances (for leasehold improvements or otherwise) and (z) any expenses incurred in relocating or terminating the leasehold rights of existing tenants in order to accommodate Tenant for this Lease. Applicable Leasehold Costs shall be deemed to be amortized by Tenant on a pro rata basis for each calendar month during that part of the Term for which Tenant has paid rent [and is not otherwise in default hereunder], commencing with the third full Lease Year. No amortization shall occur with respect to any month for which Tenant has not paid rent or in which Tenant is otherwise in default hereunder. Unamortized Applicable Leasehold Costs shall accrue interest at the rate of ten percent (10%) per annum, compounded monthly, during the Term.

         (c) "Contraction Fee" shall mean an amount equal to the number of square feet of Rentable Area contained within the Contraction Space multiplied by $7.50.

         (d) "Contraction Space" shall mean up to 53,000 square feet of Rentable Area within the Premises which Tenant elects to contract from the Premises. Provided, however, Tenant may not elect to contract less than the entire space Tenant leases on a given floor, in which event Tenant must return, pursuant to this Contraction Option Exhibit, the entirety of such space.

         (e) "Return Effective Date" shall mean the date specified by Tenant in its notice delivered pursuant to Paragraph 2 on which the Contraction Space is to be returned by Tenant to Landlord.

         2. TENANT'S ELECTION. Provided that there is no event of Default under the Lease, Tenant may, at its option, one time and one time only, elect to return to Landlord the Contraction Space at any time during the sixth (6th) Lease Year but not before or thereafter by delivering to Landlord at least twelve (12) months prior written notice thereof. Such notice, once delivered, shall be irrevocable by Tenant. In the event that Tenant fails to timely exercise such option, such option shall automatically expire and be of no further force or effect.

         3. REPAYMENT OF UNAMORTIZED COSTS & CONTRACTION FEE. Notwithstanding any provisions in the Lease seemingly to the contrary, in connection with the exercise by the Tenant of the Contraction Option and as a condition to the effectiveness of such Contraction Option, Tenant shall pay to Landlord the Contraction Fee and the Applicable Balance on or before the Return iEffective Date.

         4. PROCEDURE AND EFFECT OF RETURN. Landlord and Tenant shall, prior to the Return Effective Date, enter into a written amendment to the Lease modifying this Lease to account for the return of the Contraction Space. Tenant's obligations with respect to the return of the Contraction Space shall be governed by the same terms of the Lease that govern a return of the Premises at the expiration or other termination of the Term.

         5. NULLIFICATION OF OTHER RIGHTS. Notwithstanding any other provisions of this EXHIBIT "I" seemingly to the contrary, in the event Tenant exercises this Contraction Option with the result that Tenant (and/or Tenant's Affiliates) fail to personally lease and occupy the greater of (i) 175,000 square feet of Rentable Area of the Premises, or (ii) an area of the Premises equal to 66% of the maximum total square footage of Rentable Area ever leased by Tenant at any time under this Lease, then, on the date Tenant fails to meet such occupancy requirement, any and all of Tenant's expansion rights pursuant to EXHIBIT "H", Tenant's preferential rights pursuant to EXHIBIT "J" and Tenant's renewal rights pursuant to EXHIBIT "K" of the Lease either (a) not yet exercised by Tenant, or
(b) if exercised by Tenant, but not yet finalized by execution and delivery of an amendment effectuating such expansion and/or preferential rights, shall immediately become null and void and of no further effect. For purposes of this paragraph, the term "personally lease and occupy" shall mean that Tenant (and/or Tenant's Affiliates) do in fact personally lease and occupy such space, and that such space shall not be affected by or subject to any sublease, assignment, license, concession or other arrangement under which a third party has any

EXHIBIT "I" TO OFFICE LEASE AGREEMENT - Page i

right to occupy and/or use such space. Furthermore, Tenant shall return to Landlord the number of parking spaces in the Building Garage equal to the ratio of one (1) parking space per 3,875 square feet of Rentable Area of Contraction Space and in the 1400 Louisiana Garage equal to the ratio of one (1) parking space per 1,500 square feet of Rentable Area of Contraction Space; a partial parking space shall be rounded up to a full parking space to be returned.

         6. TERMINATION OF CONTRACTION OPTIONS. The right of Tenant to return the Contraction Space shall automatically terminate upon the earlier to occur of
(a) the termination of the Term, whether by Landlord upon the occurrence of an Event of Default or otherwise, or (b) the failure of Tenant to exercise the Contraction Option with respect to the Contraction Space, as and within the time periods specified in Paragraph 2 above, or (c) the failure of Tenant to pay to Landlord the Contraction Fee and the Applicable Balance on or before the Return Effective Date.

EXHIBIT "I" TO OFFICE LEASE AGREEMENT - Page ii

                                   EXHIBIT "J"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                          PREFERENTIAL EXPANSION RIGHTS

         This EXHIBIT "J" ("Preferential Expansion Rights Exhibit") describes and specifies the rights and obligations of Landlord and Tenant regarding the rights of Tenant to lease certain space in the Building on a preferential basis.

         1. DEFINED TERMS. For purposes of this Preferential Expansion Rights Exhibit, all terms defined elsewhere in the Lease will be utilized in this Preferential Expansion Rights Exhibit without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective definitions and meanings when used in the Lease (except for those definitions which by their terms only apply to this Preferential Expansion Rights Exhibit):

                  (a) "Available Refusal Space" shall mean the space within the Building which, at the applicable time involved is "vacant and available", but shall in any event exclude: (i) space for lease (whether as storage space, office space or otherwise) on the basement, street or lobby levels of the Building; (ii) any space for lease in the Building which is subject to Other Tenant Rights, and whether or not such right or option is exercised in conformity with an existing lease provision or otherwise; (iii) any Third Party Tenant Space which Landlord is entitled to recapture pursuant to any sublease recapture rights in any Third Party Tenant Lease; (iv) any Space Under Negotiation; (v) any Third Party Tenant Space that Landlord is entitled to repossess on account of any default by such Third Party Tenant of any obligations of such Third Party Tenant under any Third Party Tenant Lease irrespective of whether or not Landlord elects to repossess such Third Party Tenant Space; and (vi) any vacant and available space of 5,000 square feet of Rentable Area or less on either a floor no portion of which is then leased by Tenant or its Affiliates or a floor that is not adjacent to a floor leased by Tenant or its Affiliates. For the purposes of this Exhibit the term "vacant and available" shall mean any space within the Building which Landlord determines, in its sole discretion, as of the date of a Notice of Availability, is vacant and available. In no event shall vacant and available space include any space which is the then subject of any court proceedings or other proceedings with respect to occupancy of the space, irrespective of the rights of Landlord to recover possession of the space involved.

                  (b) "Bona Fide Offer" shall mean a bona fide written offer from any person or entity that Landlord is ready, willing and able to accept with respect to Available Refusal Space.

                  (c) "Multi-Tenant Floor" shall in this Exhibit mean any floor that is then leased by one or more tenants other than or in addition to Tenant or its Affiliates and is configured for multi-tenant occupancy.

                  (d) "Notice of Availability" shall mean each written notice which is required to be delivered by Landlord to Tenant pursuant to Paragraph 3.A.

                  (e) "Other Tenant Rights" shall mean any preferential right, hold option, first offer, right of first refusal, or other expansion and/or renewal and/or extension option either (A) heretofore granted by Landlord in favor of any Third Party Tenant; or (B) hereafter granted to a Third Party Tenant without regard to whether the Third Party Tenant has any then existing rights with respect to the space in question, it being specifically acknowledged and agreed that Landlord may at any time grant Other Tenant Rights to any tenant now or hereafter occupying any space within the Building.

                  (f) "Preferential Lease Effective Date" shall mean, for specific Preferential Space, the earlier of (i) the date Tenant commences doing business in such space, or (ii) ninety (90) days following the date that the Landlord tenders to Tenant such Preferential Space.

                  (g) "Preferential Lease Rights" shall mean the rights of Tenant to lease Preferential Space and Secondary Preferential Space pursuant to this Preferential Expansion Rights Exhibit.

                  (h) "Preferential Rights Notice" shall mean the written notice Landlord shall give Tenant within five (5) days of the date Landlord receives a Bona Fide Offer for Available Refusal Space.

                  (i) "Preferential Rights Terms" shall mean the lease terms applicable to Preferential Space and Secondary Preferential Space and shall be as follows; (i) except as provided below, the Base Rent rate applicable to the Preferential Space shall equal one hundred percent (100%) of the then Prevailing Market Rental Rate (determined at the time of Tenant's election to lease Preferential Space and not at any other time), in the same manner as the Prevailing Market Rental Rate may be determined for the Premises (but for a lease term co- terminous with the remainder of the Term) in connection with the exercise, if any, of the Renewal Options granted to Tenant pursuant to the provisions of EXHIBIT "K" to the Lease; (ii) all other Rent obligations of Tenant shall likewise apply to the Preferential Space; (iii) the Preferential Space shall be tendered by Landlord to Tenant on an "AS IS, WITH ALL FAULTS" basis in a vacuumed and broom-clean condition without regard to improvement allowances and without any improvements to be made by Landlord; (iv) the payment of Rent applicable to the Preferential Space shall commence upon the Preferential Lease Effective Date; (v) the lease term of the Preferential Space shall be co-terminous with the remainder of the Term; (vi) all other costs of whatever kind or nature associated, directly or indirectly, with the completion or remodeling of the Preferential Space shall be paid for by Tenant unless as part of the determination of Prevailing Market Rental Rate Landlord elects, in its sole discretion, to provide to

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page i

Tenant a build-out allowance (of whatever amount Landlord may in its sole discretion designate) in Landlord's Rent Proposal applicable to the Preferential Space; and (vii) the work to be performed by Tenant in connection with the build-out of the Preferential Space shall, in all other respects, comply with the terms and provisions of the Workletter. (References in this sub-paragraph
(i) and sub-paragraph (k) to "Preferential Space" shall also mean "Secondary Preferential space" when applicable).

                  (j) "Preferential Space" shall mean the Available Refusal Space for which Tenant elects to exercise its Preferential Lease Rights, which space shall be on Floors 47 through 71, inclusive, of the Building.


                  (k) "Space Limitations" shall mean the Preferential Space elected by Tenant where the following limitations shall apply:

      If Space Is Located On:             Preferential Space shall mean and be:

1. A Single Tenant Floor which is         Not less than 5,000 square feet of
contiguous to a floor occupied by         the Rentable Area of such floor (and
Tenant.                                   if more than 75% of the Rentable Area
                                          of such floor shall be the entirety
                                          of such floor.)

2. A Single Tenant Floor which is         The entirety of such floor.
not contiguous to a floor occupied
by Tenant.

3. A Multi-Tenant Floor which is          If Available Refusal Space (not
contiguous to a floor occupied by         adjacent to other Available Refusal
Tenant or a Multi-Tenant Floor            Space) on such floor is less than
which is not contiguous but on            5,000 square feet of Rentable Area,
which Tenant already occupies             the entirety of such space. If
space.                                    Available Refusal Space on such floor
                                          is more than 5,000 square feet of
                                          Rentable Area, Tenant must elect at
                                          least 5,000 square feet of Rentable
                                          Area as Preferential Space (however,
                                          if as a result of Tenant's election
                                          the remaining Available Refusal Space
                                          is less than 5,000 square feet of the
                                          Rentable Area of such floor Tenant
                                          shall elect the entirety of such
                                          floor).

4. A Multi-Tenant Floor which is not      Not less than 5,000 square feet of
contiguous to a floor occupied by         Rentable Area and if as a result of
Tenant, and no portion of which is        Tenant's election of Preferential
occupied by Tenant.                       Space, the remaining Available
                                          Refusal Space on such floor is less
                                          than 5,000 square feet of Rentable
                                          Area, Tenant shall elect all the
                                          Available Refusal Space on such floor
                                          as Preferential Space).


As to Preferential Space designated by Tenant on a Multi-Tenant Floor a portion of which is leased by Tenant or its Affiliates, such Preferential Space shall be contiguous to any space on such Multi-Tenant Floor leased to Tenant or its Affiliates to the extent the Available Refusal Space on such floor is contiguous to space leased by Tenant or its Affiliate. Notwithstanding any other provision of this Preferential Expansion Rights Exhibit, Tenant shall bear the cost and expense of converting any Single Tenant Floor to a Multi-Tenant Floor on which Tenant exercises its Preferential Lease Rights and thereby leases less than the entirety of such Single-Tenant Floor. Further notwithstanding any other provision of this Preferential Expansion Rights Exhibit, any Available Refusal Space not leased by Tenant on a floor a portion of which Tenant leases pursuant to its Preferential Lease Rights shall be in Landlord's reasonable judgment re-leasable taking into consideration without limitation access, to and from, and the location, size, window configuration, bay depth, and layout of, such space and such other factors as Landlord shall reasonably deem relevant. Tenant shall not be permitted to elect to lease Preferential Space pursuant to a Tenant's Response to a Notice given in the last twelve (12) months of the Initial Lease Term or any Renewal Term unless it has then timely exercised its Renewal Option for the next Renewal Term and in connection therewith, no Notice of Availability, or Preferential Rights Notice will be required to be delivered during such period, but if Tenant properly and timely exercises its Renewal Option for the next Renewal Term, then Landlord's obligation to provide Notices of Availability and Preferential Rights Notices shall be reinstated during the remainder of the Initial Lease Term or such Renewal Term (as appropriate) and, subject to the other provisions hereof, Tenant shall have the Preferential Lease Rights provided in this Preferential Expansion Rights Exhibit.


                  (l) "Secondary Preferential Space" shall mean up to 100,000 square feet of Rentable Area of the Available Refusal Space on a cumulative basis, on Floors 2-46 inclusive of the Building, subject to the Space Limitations.

                  (m) "Single-Tenant Floor" as used in this Preferential Expansion Rights Exhibit shall mean a Floor in the Building which is not a Multi-Tenant Floor.

                  (n) "Space Under Negotiation" shall mean any space in the Building with respect to which Landlord is under Active Negotiations.

                  (o) "Space Variance" shall mean with respect to the size of the premises under a lease to a Third Party Tenant or Available Refusal Space for which Landlord gets a Bona Fide Offer and Tenant does not elect to lease such space, a variance factor, either upward or downward (as the case may be) of
(i) twenty percent (20%) of such premises, if such premises contain or are proposed to contain less than 5,000 square feet of Rentable Area; and (ii) ten percent (10%) of such premises, if such premises contain or are proposed to contain 5,000 square feet or more of Rentable Area.

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page ii

                  (p) "Tenant's Response to Notice" shall mean the written response from Tenant to Landlord (made in response to a Notice of Availability or a Preferential Rights Notice) by which Tenant shall elect to lease Preferential Space, if any.

                  (q) "Third Party Tenant" shall mean the tenant of any Third Party Tenant Space. References herein to a Third Party Tenant or to a tenant shall mean and include any successor-in-interest thereto.

                  (r) "Third Party Prospect" shall mean a Third Party Tenant or prospective tenant who makes a Bona Fide Offer to lease all or any portion of the Available Refusal Space. References herein to a Third Party Prospect shall mean and include any successor-in-interest thereto.

                  (s) "Third Party Tenant Space" shall mean any space that is the subject of a Third Party Tenant Lease, leased, at the applicable time involved, to any Third Party Tenant.

                  (t) "Third Party Tenant Lease" shall mean a lease between Landlord and a tenant in the Building other than Tenant or its Affiliates.

         2. GRANT OF PREFERENTIAL LEASE RIGHTS. Landlord hereby grants to Tenant the Preferential Lease Rights with respect to any Available Refusal Space during the Term. Notwithstanding the foregoing, the Preferential Lease Rights shall not be applicable to nor exercisable by Tenant during any time when there is an existing Event of Default under the Lease. Time shall be of the essence with respect to the exercise by the Tenant of its Preferential Lease Rights hereunder.

         3. A. NOTICE OF AVAILABILITY. Tenant may, at any time the Preferential Lease Rights are applicable, ask Landlord if particular space on Floors 47-71, inclusive of the Building, is Available Refusal Space. In response to such inquiry, Landlord shall deliver to Tenant a Notice of Availability which shall advise Tenant if the space identified by Tenant is Available Refusal Space. Notwithstanding any other provision of this Preferential Expansion Rights Exhibit, in no event shall Landlord have any liability for any error or omission with respect to the information contained in or omitted from the Notice of Availability and Landlord disclaims any representation or warranty with respect to the accuracy thereof.

         3.B. BONA FIDE OFFER. In addition to its requirement to deliver a Notice of Availability as provided above, if Landlord receives a Bona Fide Offer for Available Refusal Space or Space Under Negotiation from any Third Party Prospect at any time during which Tenant is entitled to the benefit of the Preferential Lease Rights, Landlord shall provide Tenant with a Preferential Rights Notice. Tenant shall have the first right to lease the space which is the subject of such Bona Fide Offer on the Preferential Lease Terms by exercising its right as provided in Paragraph 4 below.

         4. EXERCISE OF PREFERENTIAL LEASE RIGHTS.

                  (a) Upon receipt by Tenant from Landlord of a Notice of Availability, Tenant shall have a period of fifteen (15) days to deliver to Landlord Tenant's Response to Notice. Upon receipt by Tenant from Landlord of a Preferential Rights Notice, Tenant shall have a period of ten (10) days to deliver to Landlord Tenant's Response to Notice. As to any Available Refusal Space properly and timely elected by Tenant as Preferential Space in Tenant's Response to Notice, Tenant shall have the obligation to lease the space specified in its Tenant's Response to Notice on the Preferential Rights Terms. If Tenant elects to lease Available Refusal Space which is the subject of a Notice of Availability or Preferential Rights Notice, then, in such event, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord written notice of Tenant's election, enter into a written amendment modifying and supplementing the Lease and containing the Preferential Rights Terms with respect to such Preferential Space. Tenant shall be deemed to have waived its Preferential Lease Rights with respect to the Available Refusal Space set forth in a Preferential Rights Notice if Tenant fails to timely deliver Tenant's Response to Notice and Landlord shall be free to lease or attempt to lease such space to the Third Party Prospect which submitted the Bona Fide Offer and the space leased to the Third Party Prospect may include a Space Variance.

                  (b) In the event that Tenant has exercised all of its Preferential Lease Rights as to the Available Refusal Space on Floors 47-71, inclusive of the Building, and at the time of Tenant's election there is no Available Refusal Space on Floors 47-71, inclusive of the Building, then Tenant shall have the right to elect to lease Secondary Preferential Space which is Available Refusal Space. Tenant may, at any time the Preferential Lease Rights are applicable, if there is no Available Refusal Space on Floors 47-71, inclusive of the Building, ask Landlord if particular space on Floors 2-46 of the Building is Available Refusal Space. In response to such inquiry, Landlord shall deliver to Tenant a Notice of Availability which shall advise Tenant if the space identified by Tenant is Available Refusal Space. If Tenant elects to lease Secondary Preferential Space, then, in such event, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord written notice of Tenant's election, enter into a written amendment modifying and supplementing the Lease and containing the Preferential Rights Terms with respect to such Secondary Preferential Space. (References in Paragraphs 5 and 6 to "Preferential Space" shall also mean "Secondary Preferential Space" when applicable.) In no event will Landlord be required to offer Tenant a first right to lease Secondary Preferential Space if Landlord receives a Bona Fide Offer for Secondary Preferential Space. Notwithstanding the foregoing, in the event Tenant wishes to lease one or more floors of Preferential Space and there is not sufficient Available Refusal Space on Floors 47-71 to accommodate such plan, Tenant may lease an entire floor or floors of Secondary Preferential Space if there is sufficient Secondary Preferential Space which is Available Refusal Space.

         5. DELIVERY OF PREFERENTIAL SPACE. Landlord shall use reasonable diligence to deliver the Preferential Space on the date specified in Landlord's Notice of Availability or Preferential Rights Notice, as applicable, but in no event shall Landlord have any liability for the failure to deliver the Preferential Space to Tenant on such date, nor shall any such failure impair the validity of the Lease, extend the Term, or impair any obligations of Tenant under the Lease, it being understood that the Base Rent applicable to the Preferential Space shall be abated until possession is delivered to Tenant in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the failure to timely deliver possession of the Preferential Space

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page iii to Tenant. Notwithstanding the foregoing, if Landlord does not deliver a parcel of Preferential Space within ninety (90) days after the date specified in Landlord's Notice of Availability, Tenant may revoke its designation of such space as Preferential Space by providing Landlord with notice at any time after such ninety (90) day period and before Landlord has delivered such space, whereupon Tenant shall have no obligation or duty to Landlord with respect to such Preferential Space.

         6. COMMENCEMENT OF TERM. The Preferential Space shall be deemed to be part of the Premises effective as of the date such Preferential Space is tendered to Tenant by Landlord. Tenant shall have the right of access to the Preferential Space in accordance with the terms of the Workletter from and after the date it is tendered to Tenant by Landlord. Any parcel of space Tenant elects to Lease shall be deemed automatically part of the Premises on the Preferential Rights Terms and the parties shall proceed as follows:

                  A. Landlord shall initiate the process of determining the Prevailing Market Rental Rate for such Preferential Space in accordance with the provisions of Exhibit "K" by delivery of Landlord's Rent Proposal within thirty
(30) days after receipt of Tenant's election. The parties shall proceed in accordance with the terms of Paragraph 3 of Exhibit "K" and wherever therein it shall refer to Tenant's Renewal Option it shall be deemed to refer to Tenant's exercise of its Preferential Lease Rights with respect to the parcel of Preferential Space. Provided, however, in no event will the Tenant's election to lease space pursuant to this Exhibit be revocable except in the instance of Landlord's failure to deliver Preferential Space as provided in paragraph 5 above, and only with respect to the specific space not delivered.

                  B. If the Preferential Lease Effective Date shall have occurred with respect to any parcel of Preferential Space prior to the determination of the Prevailing Market Rental Rate with respect thereto, then the Base Rent payable by Tenant with respect to such space commencing on the relevant Preferential Lease Effective Date shall be the average of the amounts stated in Landlord's Rent Proposal and Tenant's Rent Proposal. Upon the subsequent determination of the Prevailing Market Rental Rate, the parties shall make such adjustment by payment of (or at Tenant's election, offset against Base Rent hereunder) any amount necessary to adjust the Base Rent previously paid to Prevailing Market Rental Rate.

         7. CONCIERGE DESK. Subject to full compliance with the following conditions and requirements, in the event Tenant exercises a preferential right to lease the entire 59th Floor, Landlord will permit Tenant, at Tenant's sole cost and expense, to build and staff a Tenant reception area (the "Concierge Desk") on the 59th Floor of the Building in the sky lobby adjacent to the primary entrance to Tenant's Premises on the 59th Floor, in a location and with a configuration reasonably acceptable to Landlord in its sole discretion:

         (a) There shall not be then existing an Event of Default under the Lease.

         (b) Tenant shall have leased and be in occupancy of the entirety of the Rentable Area of the 59th Floor.

         (c) The Concierge Desk shall be staffed during Tenant's normal business hours Monday through Friday and such other hours as Tenant may deem necessary.

         (d) The appearance, dress, communication skills and conduct of personnel selected by Tenant to staff the Concierge Desk must be consistent with personnel serving in such positions in other buildings similar to the Building located in the Central Business District of Houston, Texas.

         (e) Tenant will be fully responsible, obligated and liable with respect to the Concierge Desk, as fully and as if such reception/information area were included as a part of the Premises.

         (f) No sales shall be made from the Concierge Desk, no refreshments shall be served at such locations, no candles shall be burned at such locations and there shall not be any advertising, campaigning or other activity at such locations other than reception and direction of visitors in a manner consistent with other buildings similar to the Building located in the Central Business District of Houston, Texas.

         (g) Tenant may, on ten (10) days' prior written notice to Landlord, cease to staff the Concierge Desk in the manner required by this Paragraph 7, in which case Tenant's rights and duties under this Paragraph 7 shall terminate, except that Tenant shall continue to be responsible, obligated and liable for all of its responsibilities, obligations and liabilities which arise or which are accrued or incurred under this Paragraph 7 prior to the termination of Tenant's rights hereunder.

         (h) Provided Landlord has provided directory information to Tenant, Tenant's personnel staffing the Concierge Desk will in a polite and cooperative fashion direct visitors to the Building who enter the sky lobby on the 59th Floor to their destination within the Building.

         8. NULLIFICATION OF PREFERENTIAL LEASE RIGHTS. Notwithstanding any other provisions of this EXHIBIT "J" seemingly to the contrary, if Tenant (and/or Tenant's Affiliates) fail to personally lease and occupy the greater of
(i) 175,000 square feet of Rentable Area of the Premises, or (ii) an area of the Premises equal to 66% of the maximum total square footage of Rentable Area ever leased by Tenant at any time under this Lease, then, on the date Tenant fails to meet such occupancy requirement, any and all of Tenant's Preferential Lease Rights pursuant to this EXHIBIT "J" either (a) not yet exercised by Tenant, or
(b) if exercised by Tenant, but not yet finalized by execution and delivery of an amendment effectuating such Preferential Lease Rights, shall immediately become null and void and of no further effect. For purposes of this paragraph, the term "personally lease and occupy" shall mean that Tenant (and/or Tenant's Affiliates) do in fact personally lease and occupy such space, and that such space shall not be affected by or subject to any sublease, assignment, license, concession or other arrangement under which a third party has any right to occupy and/or use such space.

         9. TERMINATION OF PREFERENTIAL LEASE RIGHTS. The Preferential Lease Rights shall automatically terminate upon the earlier to occur of (a) the beginning of the last Lease Year of the Initial Lease Term in the

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page iv

event that Tenant fails to properly exercise its Renewal Option for the initial Renewal Term, or twelve (12) months prior to the stated expiration of the then applicable Renewal Term if a Renewal Option has been properly exercised but no further Renewal Options have then been properly exercised by Tenant or (b) the early termination of the Term, whether by Landlord upon the occurrence of a Default or otherwise.

EXHIBIT "J" TO OFFICE LEASE AGREEMENT - Page v

                                   EXHIBIT "K"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT


                                 RENEWAL OPTIONS

         This EXHIBIT "K" ("Renewal Exhibit") describes and specifies the obligations of Landlord and Tenant regarding the options, granted by Landlord to Tenant to further extend and renew this Lease. If at the time of exercise and at the time of the effective date of the Applicable Renewal Term, the Lease is then in full force and effect and there is then no event of Default under the Lease, Tenant shall have the following options ("Renewal Option") to renew the lease in accordance with the following provisions:

         1. DEFINED TERMS. For purposes of this Renewal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Renewal Exhibit and shall be delineated by initial capitals.

         2. EXERCISE OF OPTIONS.

                  (a) Subject to the terms hereof, Tenant may renew this Lease for a maximum of four (4) additional consecutive terms of five (5) years each or for a maximum of two (2) additional consecutive terms of ten (10) years each, or any combination thereof so long as the additional term(s) of the Lease, in the aggregate, do not exceed twenty (20) years (the "Aggregate Option Period") and so long as each additional consecutive term is in increments of at least five
(5) years each (each a "Renewal Term"). The Renewal Option for the first renewal term ("First Renewal Term") shall, at the Tenant's election be for either a five
(5) or ten (10) year Renewal Term.

                  (b) The First Renewal Term shall be exercised, if at all, by Tenant notifying Landlord of its election in writing not less than twelve (12) months nor more than fifteen (15) months prior to the end of the Initial Lease Term. The date Landlord receives notice of Tenant's election to exercise any Renewal Option shall be referred to herein as the "Exercise Date" as to each such respective Renewal Option. If the Renewal Option for the First Renewal Term is properly exercised as hereinabove provided, then the Renewal Option for the immediately subsequent Renewal Term ("Second Renewal Term") shall be exercised, if at all, by Tenant notifying Landlord of its election in writing not less than twelve (12) months nor more than fifteen (15) months prior to the end of the First Renewal Term. The Renewal Option for the Second Renewal Term shall similarly be for a period of either five (5) or ten (10) years, as designated in Tenant's written notice to Landlord. All subsequent Renewal Terms shall also be exercised, if at all, by Tenant notifying Landlord of its election in writing not less than twelve (12) months nor more than fifteen (15) months prior to the end of the then Renewal Term. Tenant agrees that once Tenant has exercised the applicable Renewal Option for the applicable Renewal Term, Tenant may not, except as provided for in Paragraph 3(b) below, but not otherwise, withdraw the same and agrees to proceed to renew the Lease in accordance with the terms hereof. Each renewal of the Lease will be upon the same terms, covenants and conditions applicable during the Initial lease Term, as provided in the lease, except that (a) the Base Rent for any Renewal Terms properly exercised by Tenant during the twenty (20) year Aggregate Option Period shall be an amount equal to the Prevailing Market Rental Rate (as such term is defined in Paragraph 3 below) determined as of the date of exercise of the Renewal Option for each said respective period. Notwithstanding the foregoing, the Renewal Option (as to each and every Renewal Term) shall not be exercisable during any time when there is an existing Event of Default under the Lease. Landlord shall not be obligated to provide any allowances or rent concessions or have any construction obligations with respect to the Premises as to any of the Renewal Terms, unless it elects to do so in its sole and absolute discretion, which allowances or concessions (or lack thereof) shall be considered in determining the Prevailing Market Rate.

         3. PREVAILING MARKET RENTAL RATE.

                  a. CERTAIN DEFINITIONS. The following terms, when used in this Lease, shall have the respective meaning set forth below.

                           (1) The term "Prevailing Market Rental Rate" for a
Renewal Term shall mean, as either agreed upon by Landlord and Tenant or determined by arbitration as hereinafter provided, the annual dollar and cents amount of rent per square foot of Rentable Area for the Premises that a tenant of similar financial standing as Tenant (determined at the time of the determination of the Prevailing Market Rental Rate) would be willing to pay and a landlord would be willing to accept for the applicable Renewal Term determined as of the date of notice of exercising the Renewal Option for such Renewal Term and determined on the basis of the following: (i) the Expense Stop being recalculated for Operating Costs for the calendar year in which such Renewal Term commences, and (ii) the terms and conditions of the lease applicable during the Renewal Term (other than Base Rent), being the same as those contained in the Lease.

                           (2) The term "Relevant Buildings" shall mean the
Building in which the Premises are situated, and such other high-rise office buildings in the Houston Central Business District as are comparable office buildings to the Building taking into consideration age, date of last building refurbishment, location of the Building, location of the Premises within the Building, quality of the building, extent of services provided to tenants in each such building, and other similar factors existing at the time in question.

                           (3) The term "Landlord's Rent Proposal" shall mean
the final amount of the Market Rental Rate proposed by Landlord prior to the end of the Negotiation Period.

EXHIBIT "K" TO OFFICE LEASE AGREEMENT - Page i

                           (4) The term "Relevant Time Period" shall mean a
period of time commencing twenty-four (24) months prior to the Exercise Date and ending at the end of the Negotiation Period.

                           (5) The term "Rent Proposal" shall mean either
Tenant's Rent Proposal or Landlord's Rent Proposal, as the case may be.

                           (6) The term "Tenant's Rent Proposal" shall mean the
final amount of the Market Rental Rate proposed by Tenant prior to the end of the Negotiation Period.


                  b. RENT PROPOSALS. Upon Landlord's receipt from Tenant of notice of Tenant's exercise of the applicable Renewal Option pursuant to the provisions of Paragraph 2 hereof, the parties shall have a period of thirty (30) days (the "Negotiation Period") from the Exercise Date to negotiate an agreement as to the amount of the Prevailing Market Rental Rate. If the parties agree on such figure, they shall execute an amendment to this Lease to such effect, and the figure so agreed upon shall constitute the Prevailing Market Rental Rate. If the parties have not agreed upon a number which shall constitute the market Rental Rate within said Negotiation Period, then Landlord's Rent Proposal and Tenant's Rent Proposal, respectively, shall each be considered final and not subject to further change, and such matter shall be determined by arbitration, as hereinafter provided.

                  c. APPOINTMENT OF ARBITRATORS. To invoke such arbitration process either Tenant or Landlord shall submit a request to the Houston area office of the American Arbitration Association ("AAA"), or if such office is no longer in operation, to the nearest office of the AAA, requesting that an arbitrator be appointed after the expiration of the thirty (30) day Negotiation Period described above. Landlord and Tenant shall each pay one-half (1/2) of the administrative fee then required by the AAA and furnish any other materials then required by the AAA to initiate an arbitration procedure. Landlord and Tenant may also furnish market information and rent comparables pertaining to the Relevant Time Period; such rent comparables of the most recent dates shall be given greater weight. The AAA shall select an arbitrator in accordance with its then customary procedure and the provisions hereof, and shall set the matter for hearing as soon as practicable thereafter. The parties acknowledge that the AAA's customary procedure as of the execution date of this Lease is to submit a list of potentially qualified arbitrators to both parties, requesting the preferences of each party, together with a calendar indicating available hearing dates; based upon the submissions of each party, the AAA then selects an arbitrator and a hearing date. Such arbitrator shall be an attorney with a minimum of ten (10) years experience in the commercial leasing of office space in the Houston Central Business District, representing both landlords and tenants.

                  d. ARBITRATION PROCEDURE. The issue to be determined by the arbitrator shall be whether Landlord's Rent Proposal or Tenant's Rent Proposal most nearly states the Prevailing Market Rental Rate, as determined by the arbitrator (i.e. "baseball" style arbitration). If the arbitrator determines that Landlord's Rent Proposal most nearly states the Prevailing Market Rental Rate, then Landlord's Rent Proposal shall constitute the Prevailing Market Rental Rate. If the arbitrator determines that Tenant's Rent Proposal most nearly states the Prevailing Market Rental Rate, then Tenant's Rent Proposal shall constitute the Prevailing Market Rental Rate. Neither Landlord nor Tenant shall have any right to revise such party's respective final Rent Proposal. The parties shall not be accorded "discovery" and each party hereby waives same, in order to accommodate the objective of expediting these proceedings to the greatest extent reasonably possible. After the hearing, the arbitrator shall render his or her decision within the then most expedited timetable available under AAA procedures. The costs of the arbitration proceeding shall be divided equally between the parties. The decision of the arbitrator shall be final, binding and non-appealable. Upon receipt of notice of the arbitrator's decision as to the amount of the Prevailing Market Rental Rate, Landlord and Tenant shall thereupon enter into a written amendment to the Lease accordingly. The Texas General Arbitration Act shall govern all arbitration provisions under this Lease, and the Rules of the American Arbitrations Association shall apply except that the qualifications and appointment of the arbitrators shall be as set forth herein.

                  (e) RENTAL RATE FACTORS. In determining the Prevailing Market Rental Rate the arbitrators shall consider other comparable leases in Relevant Buildings, and in reviewing comparable leases shall take into consideration the following: the leasehold improvements being furnished by the lessor (with an appropriate credit to Landlord for then existing leasehold improvements); the leasehold improvement allowances furnished by the lessor; the free rent or other rent abatement provisions; the definition of rentable area; lease take-overs and assumptions of liability by the lessor; moving expenses and other expenses of the lessee reimbursed or paid by the lessor; allowances paid by the lessor for space planning or other matters; the base year or "expense stop" dollar amount to be taken into account for operating cost escalation purposes; credit standing and financial status of the tenants under such leases; whether or not parking charges are included within the stated rent; the use, location, size and/or floor levels of the space in question, including view, elevator lobby exposure, etc.; abatements (including with respect to base rental, operating costs and real estate taxes, and parking charges); refurbishment and repainting allowances; club memberships; and other concessions or inducements; extent of services provided or to be provided (including overtime cooling and heating, plus hourly charges therefor); distinction between "gross" and "net" lease; term or length of lease; the payment of leasing commission and/or fee/bonus in lieu thereof, whether to lessor, any person or entity affiliated with lessor or otherwise; the then present value (using a then current market discount rate) of any periodic increases in rent under such lease; and other factors which affect or determine the net outlay by the lessee for such space and the net receipt by lessor for the use of such space. Except for the rights expressly granted in, and set forth in, this Lease, Landlord shall have no duty to offer any of the foregoing to Tenant with respect to any Renewal Term.

                  (f) TENTATIVE BASE RENT. If the Rent Commencement Date with respect to the first day of the applicable Renewal Term for which Tenant shall have exercised the Renewal Option shall have occurred prior to the date upon which the Prevailing Market Rental Rate applicable with respect to such Renewal Term shall have been determined under the provisions of this Renewal Option Exhibit, then, in such event, the Base Rent to be payable by tenant with respect to such Renewal Term commencing on the Relevant Rent Commencement Date shall be the average of the amount stated in Landlord's Rent Proposal and Tenant's Rent Proposal; then, upon the subsequent determination of the Prevailing Market Rental Rate in accordance with the provisions hereof, the parties shall make such adjustment as may be appropriate, by Landlord refunding to Tenant any overpayment, or by Tenant paying to

EXHIBIT "K" TO OFFICE LEASE AGREEMENT - Page ii

Landlord any deficiency, in the amount previously so paid by Tenant, together with interest thereon at the rate of six percent (6%) per annum.

                  (g) CONFIDENTIALITY. Each party (Landlord and Tenant) covenants and agrees to maintain in confidence the data furnished by the other party and not to disclose such information to anyone other than to the employees, representatives, accountants and attorneys of such party who are required to have such information in the performance of their respective duties or in connection with arbitration proceedings or court proceedings brought to establish the Prevailing Market Rental Rate. Further, Landlord and Tenant each covenants and agrees to require the arbitrator appointed by such party (if such appointment is made) to sign a memorandum agreeing to the confidentiality provisions of this Subparagraph 3(g), and each party further agrees to use reasonable efforts to require the third arbitrator to sign such a confidentiality agreement.

         4. TERMINATION OF OPTION. The failure of Tenant to exercise the Renewal Option herein granted with respect to the First Renewal Term in strict accordance with the provisions hereof and within the time period set forth herein (time being of the essence) shall constitute a waiver and termination of such Renewal Option with respect to the first Renewal Term and all subsequent Renewal Terms. Similarly, if the Renewal Option is properly exercised for the First Renewal Term, or any subsequent Renewal Term, then any failure of Tenant to exercise any subsequent Renewal Option with respect to any subsequent Renewal Term granted in accordance with the provisions hereof and within the time period set forth herein (time being of the essence with respect to the exercise of each and every renewal Option), shall constitute a waiver and termination of such Renewal Option with respect to such Renewal Term and each remaining Renewal Term. In addition, any termination of the Lease during the Term, shall terminate the Renewal Option contained in this Renewal Exhibit. Notwithstanding any other provisions of this EXHIBIT "K" seemingly to the contrary, if Tenant (and/or Tenant's Affiliates) fail to personally lease and occupy the greater of (i) 175,000 square feet of Rentable Area of the Premises, or (ii) an area of the Premises equal to 66% of the maximum total square footage of Rentable Area ever leased by Tenant at any time under this Lease, then, on the date Tenant fails to meet such occupancy requirement, any and all of Tenant's renewal rights pursuant to this EXHIBIT "K" either (a) not yet exercised by Tenant, or (b) if exercised by Tenant, but not yet finalized by execution and delivery of an amendment effectuating such renewal rights, shall immediately become null and void and of no further effect. For purposes of this paragraph, the term "personally lease and occupy" shall mean that Tenant (and/or Tenant's Affiliates) do in fact personally lease and occupy such space, and that such space shall not be affected by or subject to any sublease, assignment, license, concession or other arrangement under which a third party has any right to occupy and/or use such space.

EXHIBIT "K" TO OFFICE LEASE AGREEMENT - Page iii

                                   EXHIBIT "L"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                       JANITORIAL CLEANING SPECIFICATIONS


I.       NIGHTLY CLEANING

         A.       Entire Complex

                  1. Sweep or dust mop all hard-surface floors, including tenant spaces, entrance foyers and vestibules, and all public areas, including building corridors; sweep all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber, vinyl, and other types of flooring to insure dust-free floors, with special attention given to hard-to-reach areas.

                  2. Clean ceramic tile, marble, terrazzo, or all hard-surface flooring at the entrance foyers of the Building.

                  3. Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc.

                  4. Sweep private stairways and wash as necessary; vacuum carpeted stairways; and dust hand rails, balustrades and stringers.

                  5.       If carpeted, vacuum carpets of public corridors.

                  6.       Spray-buff lobbies, corridors and hallways.

                  7. Scour and wash clean all water fountains and coolers, emptying waste water as needed.

                  8. Empty and clean wastepaper baskets and disposal receptacles, and wash ashtrays, sanitary cans, paper towel waste cans, and any other receptacles (damp dusting as necessary); install liners where required.

                  9. Clean any cigarette urns and replace sand in ashtrays.

                  10. Collect and remove wastepaper, cardboard boxes and waste materials.

                  11. Dust and wipe clean furniture, fixtures, shelving, desk equipment, telephones, cabinets, and map boards, and clean glass tables and desk tops. Computers and similar equipment are excluded from this requirement.

                  12. Move and dust under desk equipment, ashtrays, telephones, and other similar equipment, dusting and replacing said equipment.

                  13. Wash and remove finger marks, smudges, scuff marks, ink stains, gum or foreign matter from glass desk tops, glass table tops, glass table cabinets, glass entrances, private entrances to offices and elevator doors, glass directory boards, metal partitions, and other marks on walls, window sills, and other similar surfaces.

                  14. Wipe clean and polish, brass, stainless steel and other bright work including exterior metal.

                  15. Wipe clean metal doorknobs, kick plates, directional signs, door saddle, and metals.

                  16. Police stairwells throughout the entire Building daily and keep in clean condition.

         B.       LAVATORIES AND REST ROOMS

                  1.       Sweep, rinse, scrub and/or wash and dry flooring.

                  2. Wash and polish mirrors, powder shelves, bright work, and enamel surfaces, including flushometers, piping, toilet seat hinges, and metal.

                  3. Scour, wash and disinfect basins, bowls and urinals including tile walls near urinals. Remove stains and clean underside of rims of urinals and bowls.

                  4.       Wash both sides of toilet seats.

                  5. Inspect partitions, enamel surfaces, tile walls, dispensers, and doors nightly. Disinfect, damp-wipe, or wash as required.

                  6.       Scour, wash and disinfect private basins.

EXHIBIT "L" TO OFFICE LEASE AGREEMENT - Page i

                  7. Empty and clean paper towel and sanitary napkin disposal receptacles.

                  8. Remove wastepaper and refuse, including soiled sanitary napkins.

                  9. If applicable, wash and finish resilient tile floors in toilet/powder rooms, or vacuum if carpeted.

                  10. Fill toilet tissue holders, soap dispensers, towel dispensers, and sanitary napkin vending.

         C.       ENTRANCE LOBBIES AND PUBLIC REST ROOMS

                  1. Sweep and wash floors and vacuum carpeting, if applicable.

                  2. Sweep, vacuum and spot clean rubber mats, shampooing as needed.

                  3. Clean any cigarette urns and replace sand or remove as necessary.

                  4.       Pick up and put out foul weather mats as necessary.

                  5. Clean entrance door glass, including building directory glass, inside and outside, excluding commercial areas.

                  6.       Clean public telephone areas thoroughly.

                  7. Dust walls and keep free from finger marks, smudges, etc.

                  8.       Dust and polish surfaces.

                  9. Clean and polish elevator lobbies, car thresholds and saddles to remove stains, dirt, paper clips or other similar debris.

                  10. Strip, finish and refinish floors from time to time as required.

         D.       ELEVATORS

                  1. Clean and rub down elevator doors, walls, metal work and saddles in elevator cabs; vacuum and polish elevator door tracks and saddles.

                  2.       Dust bulbs, fixtures and diffusers as required.

                  3. Maintain metal work throughout, including elevator cabs, by cleaning and dusting as necessary.

                  4. Treat and polish wood and/or synthetic paneling in the elevator cabs as necessary.

                  5. Maintain floors in elevator cabs as needed and clean thoroughly.

II.      WEEKEND CLEANING

         A.       SATURDAY CLEANING

                  1. Dust mop, and damp-mop as needed, the main lobbies and freight lobbies, on the street and tunnel levels.

                  2. Spot clean the glass windows, doors and revolving doors on the street and tunnel levels.

                  3. Police building exterior and clear debris; clean as needed.

                  4. Police loading dock area and clear debris; clean as needed.

         B.       SUNDAY CLEANING

                  1.       Pressure wash the loading dock area.

                  2. Pressure wash the exterior walkways on the street level.

                  3.       Scrub the Sunken Plaza granite walkways.

                  4.       Clean elevator cabs and tracks.

                  5. Dust mop, damp-mop as needed, and buff all six (6) public lobbies.

                  6.       Police restrooms and clear all debris; as needed.

                  7.       Clean the six (6) escalators.

                  8. Clean the entrance glass flat and revolving doors on the street level.

III.     PERIODIC CLEANING

EXHIBIT "L" TO OFFICE LEASE AGREEMENT - Page ii

         A.       PREMISES

                  1. Wash, finish and/or spray buff weekly floors as required.

                  2. Finish tenant resilient tile flooring not less than every three (3) months.

                  3. All public lobby floors are to be stripped and refinished as needed, and maintained in a manner which will meet or exceed the standard set by a Class A office building in downtown Houston, but not less than once every six (6) months.

                  4. Wash and wipe clean baseboards during floor maintenance operations.

                  5. Clean lights, globes, diffusers and fixtures as required, but not less than once per quarter.

                  6. Sweep all building stairways and dust rails and fire equipment, mop as required at least weekly.

                  7. Once per week, dust and wash ventilating louvers within reach.

                  8. Dust and clean electric fixtures, baseboards, and any other fixtures or fittings in public corridors, as required, but not less than once each week.

                  9. Clean all interior glass partitions as needed, at least weekly.

         B.       LAVATORIES AND REST ROOMS

                  1. Scrub, wash and polish all partitions, tile walls and enamel surfaces from ceiling to floor as required, but not less than once each week, using proper disinfectant.

                  2. Wash all lighting fixtures as required. Do all high dusting quarterly.

                  3. Damp-wipe all wall surfacing as required, but not less than once each two months.

                  4. Clean and disinfect all equipment drains. No acids permitted unless instructed by Owner.

                  5. Wash all ceilings, including washable acoustical tile, as required.

                  6.       Vacuum ceilings as required.

                  7. Clean urinals and bowls with scale-solvent as required, but not less than once per week.

                  8. Machine scrub flooring as required with approved germicidal detergent solution at lease once per quarter.

         C.       HIGH DUSTING

                  High dusting is to be performed quarterly unless otherwise specified. High dusting will include the following:

                  1. Vacuum and dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning. Damp dust as required.

                  2. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings, and other surfaces not reached in nightly cleaning.

                  3. Dust all below ceiling overhead pipes, sprinkler heads, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

                  4.       Dust all window blinds and window frames.

                  5.       Dust exteriors of lighting fixtures.

IV.      DAY SERVICES - PORTERS AND MATRONS

         A.       DUTIES OF DAY PORTERS

                  1.       Police entire lobby areas and plaza.

                  2. Police and maintain escalators and elevator cabs, including floors, as required. If carpeted, floors in elevator cabs to be vacuumed and spots to be removed, as required.

                  3. Police men's lavatories on all floors a minimum of twice a day, morning and afternoon.

                  4. Check and fill, as necessary, toilet tissue, towel, and soap dispensers.

                  5.       Pick up and put out foul weather mats as necessary.

EXHIBIT "L" TO OFFICE LEASE AGREEMENT - Page iii

         B.       DUTIES OF DAY MATRONS

                  1. Police ladies' restrooms and lavatories on all floors, keeping them in clean condition, as required, but not less than three (3) times each day.

                  2. Matrons to fill toilet tissue, sanitary napkin and towel dispensers in ladies' lavatories on all floors.

                  3. Collect coins from sanitary napkin dispensers in all ladies' lavatories.

EXHIBIT "L" TO OFFICE LEASE AGREEMENT - Page iv

                                   EXHIBIT "M"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                        CERTIFICATE OF COMMENCEMENT DATE

                                                             _____________, 199_


In connection with the Office Lease Agreement (the "Lease") dated _______________, 1996, by and between Metropolitan Life Insurance Company and Metropolitan Tower Realty Company, Inc. ("Landlord") and the undersigned NGC Corporation ("Tenant") covering space in First Interstate Bank Plaza, located at 1000 Louisiana, Houston, Harris County, Texas 77002, the undersigned hereby certify and acknowledge the following, all as of the date hereof:

         1. The Commencement Date (as defined in the Lease) for [IDENTIFY SPECIFIC SPACE] occurred on _____________. [if applicable] The Term Commencement Date (as defined in the Lease) occurred on ________________, accordingly the Initial Lease Term commenced as of such date and will expire on _________________.

         2. Tenant is in occupancy of the [space specified above] Premises and acknowledges that it has accepted the same, subject to the terms of the Lease.

         3. To the best of Tenant's knowledge and belief, the Landlord is not in default and Tenant has no claim for offsets under the Lease.

         4. The Lease has not been amended except as may be set forth at the end of this letter.

Capitalized terms not defined herein shall have the meaning given to such terms in the Lease.

The undersigned hereby agree that this certificate may be relied upon by Landlord and its leaders, as well as their respective successors and assigns. The undersigned hereby agree that this certificate may be relied upon by Tenant and its successors as well as its permitted subtenants and assignees.

LANDLORD:                                      TENANT:

METROPOLITAN LIFE INSURANCE COMPANY            NGC CORPORATION



By:                                            By:
   David G. Rogers
   Assistant Vice-President                    Name:

                                               Title:

Date:                                          Date:



METROPOLITAN TOWER REALTY COMPANY, INC.

By:
   David G. Rogers
   Vice-President

Date:


EXHIBIT "M" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "N"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                 RENT ADJUSTMENT

         1. OPERATING COSTS. The Base Rent payable hereunder shall be adjusted from time to time in accordance with the following provisions:

                  (a) ADJUSTMENT. Tenant's Base Rent is based, in part, upon the estimate that annual Operating Costs (as hereinafter defined) will be equal to the Expense Stop. During the Term, beginning on the second anniversary date of the Term Commencement Date, Tenant shall pay in addition to Base Rent hereunder for each calendar year during the Term an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess"), if any, of the Operating Costs for such calendar year over the Expense Stop. Regarding any partial calendar years, the Excess shall be pro-rated. Notwithstanding any provisions in this Lease seemingly to the contrary, from and after the second anniversary date of the Term Commencement Date, Tenant shall be obligated to commence paying Rent Adjustment as to the entire Initial Premises regardless of the actual Commencement Date of each respective specific space comprising the Initial Premises. Landlord may collect such Rent Adjustment in arrears after the end of the applicable calendar year including accruals for taxes and insurance. In no event will Tenant be entitled to a refund of or credit against Rent (whether Base Rent or otherwise) if Operating Costs do not equal or exceed the Expense Stop. Beginning with the calendar year 1999, Landlord shall also have the option to make a good faith estimate of the Excess from time to time for each upcoming calendar year (or remainder thereof, if applicable) and Landlord may require, in addition to the monthly payment of Base Rent, payment by Tenant of an amount equal to the monthly amount of such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 2 below when Operating Costs are available for such calendar year.

                  (b) DEFINITIONS. The following terms shall have the following meanings as used in this Lease:

                           A. "Operating Costs" shall mean, for each calendar
                  year, all costs and expenses actually incurred by Landlord during such calendar year in operating, maintaining, repairing, managing and owning the Building and the Property (other than the costs excluded in Paragraph 1(c)). All Operating Costs shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Except to the extent excluded in Paragraph 1(c) below, the term Operating Costs as used herein shall include but not be limited to the following:

                                    (1) Wages, salaries and reasonable and
                           customary incentive-based compensation of all on-site personnel (including a partial allocation of personnel involved but not assigned to the Building on a full-time basis [but exclusive of Landlord's, or its general partners and the property management company's executive personnel above the level of Building manager] and a partial allocation of a general manager based on the percentage of time involved with the Building) directly engaged in the operation, maintenance, management, or security of the Building, and all taxes, insurance and medical and other reasonable benefits relating to such employees; provided, however, that if any such personnel are working on other projects, including those being periodically developed, managed and/or operated by Landlord or one or more of its general partners or property managers in addition to the Building, then such employees' wages, salaries and other compensation and benefits shall be equitably allocated among all such projects such that only that portion of such expenses (in proportion to their time spent in performing services for the Building) shall be included herein;

                                    (2) All supplies and materials directly used
                           in the management, operation, maintenance and security of the Building, including without limitation, any furnishings and equipment located in the property management and/or leasing office in the Building that are owned or leased by Landlord (or any successor owner of the Building) and that are intended to remain in the property management and/or leasing office for the duration of their useful life;

                                    (3) Costs of all utilities for the Building,
                           including water and power, heating, lighting, air conditioning and ventilating for the Building's operation, except as provided herein;

                                    (4) Costs of all maintenance and service
                           agreements for the Building and the equipment used therein, including, but not limited to, access control systems, window cleaning, elevator maintenance, janitorial service, security, landscaping, traffic control, sweeping, removal of trash and other refuse, maintenance of Property identification signs and operation of the loading dock;

                                    (5) Costs of all insurance required under
                           this Lease (including endorsements or special coverages) relating to the Building, including, but not limited to, the cost of casualty and flood insurance and liability insurance applicable to the Building and Landlord's personal property used directly in connection therewith;

EXHIBIT "N" TO OFFICE LEASE AGREEMENT - Page i

                           provided, however, (i) any portion of such insurance premiums which constitutes an additional premium or surcharge as a result of any use by any tenant (including Tenant) of such tenant's premises other than for general office purposes shall not be an Operating Cost, but shall instead be billed to and paid for by such tenant separately, and (ii) if such insurance is provided in the form of master insurance covering more than the Building and related facilities, then only an equitable portion of the premiums therefor as reasonably determined by Landlord shall be included in Operating Cost;

                                    (6) All Taxes. It is also agreed that Tenant
                           will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent the same exceed the Allowance whether or not such assessment is separately assessed and billed;

                                    (7) Costs of repairs and general maintenance
                           for the Building, excluding any repairs or maintenance actually paid by proceeds of insurance or by third parties;

                                    (8) The amortization (inclusive of financing
                           costs) of any capital improvements which are primarily for the purpose of reducing Operating Costs or required by governmental authorities;

                                    (9) Rental for the management office for the
                           Building, but not to exceed 8,000 square feet of Rentable Area at market rates.

                                    (10) Cost (except for capital expenditures
                           therefor) of upgrades to security for the Building.

                                    (11) Any other expense which is not excluded
                           per 1(b)B below and, under generally accepted accounting principles, consistently applied, would be considered to be a normal maintenance or operating expense of the Property.

                                    (12) Management fees equal to the lesser of:
                           (i) the management fees provided in the then applicable management contract of Landlord (which for purposes of this provision may be with a third party manager, Landlord itself, or an Affiliate of Landlord) if calculated using the Base Rent and Other Rent due under this Lease for the period of calculation, or (ii) three percent (3%) of the Base Rent and Other Rent due under this Lease for the period of calculation. Management fees for any Renewal Term applicable to this Lease (for purposes of this Exhibit only) shall be actual management fees relating to management of the Building.

                                    (13) Cost of Tenant promotion and activities
                           and seasonal decorations and events and related costs.

                           B. "Actual Operating Costs" shall for any calendar
                  year mean the amount of Operating Costs (not adjusted pursuant to Paragraph 4) per square foot of Rentable Area for which Actual Operating Costs are to be ascertained.

                  (c) EXCLUSIONS. Without diminishing or otherwise affecting Tenant's other obligations and liabilities under the Lease, Operating Costs shall not include any cost or expense attributable to:

                                    (1) Repairs or other work occasioned by
                           fire, windstorm or casualty of an insured nature or by the exercise of the right of eminent domain, but only to the extent Landlord actually recovers such expenses;

                                    (2) Leasing commissions, attorneys' fees,
                           costs, disbursements and other expenses incurred in connection with negotiations or disputes with, or the enforcement of rights or remedies against, tenants, other occupants, or prospective tenants or other occupants of the Building;

                                    (3) Advertising and promotional expenditures
                           relating to the leasing of space in the Building, leasing and marketing brochures and newspaper announcements;

                                    (4) Contributions to charitable
                           organizations;

                                    (5) Renovating or decorating, painting or
                           redecorating space leased by tenants in the Building, excepting, however, such renovations which may be for the general benefit of other tenants in the Building and also excepting the cost of certain utilities, such as electricity, HVAC, and water, which Landlord makes available to tenants during construction of tenant improvements prior to their occupying their particular space;

                                    (6) Landlord's costs of separately metered
                           electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant;

                                    (7) Depreciation and amortization, except as
                           set forth above;

                                    (8) Costs incurred due to violation by
                           Landlord or any tenant or other occupant of the terms and conditions of any lease or agreement;

EXHIBIT "N" TO OFFICE LEASE AGREEMENT - Page ii

                                    (9) Overhead and profit increment paid to
                           any person or individual which is an Affiliate of Landlord for services on or to the Premises or Building to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

                                    (10) Interest on debt or amortization
                           payments on any deed of trust or deeds of trust, mortgage or mortgages, and rental or other such payments under any ground or underlying lease;

                                    (11) Landlord's general overhead except as
                           it relates to the operation, management, maintenance and repair of the Building;

                                    (12) Any compensation paid to clerks,
                           attendants, or other persons in commercial concessions operated by Landlord;

                                    (13) Any fines or penalties incurred due to
                           violations by Landlord or any tenant or other occupant of any governmental rule or authority;

                                    (14) Acquisition costs for sculpture,
                           paintings or other art except (A) reasonable fees for renting art for the Common Areas, (B) janitorial expenses of cleaning such art, (C) insurance premiums for insuring such art, (D) maintenance costs for maintaining such art, and (E) the cost of installation and removal of such art;

                                    (15) Late payment charges resulting from the
                           failure to timely make any payment; and

                                    (16) Subject to (7) above, expenses which
                           are reimbursed to Landlord in connection with services or other benefits of a type which are not provided to Tenant, but which are provided to another tenant or occupant.

         2. PROCEDURE. By March 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical (but in no event later than May
1), Landlord shall furnish to Tenant a statement (the "Year End Statement") setting forth in reasonable detail each element of and the total of each of the Operating Costs, Expense Stop, and Excess for the previous calendar year. If for any calendar year additional Rent was collected during the prior year as a result of Landlord's estimate of the Excess for such calendar year, which is in excess of the actual Excess due for such prior calendar year, then Landlord shall refund to Tenant such overpayment within thirty (30) days thereafter (or at Landlord's option, apply such amount against Base Rent or other Rent due or to become due during such thirty (30) day period). Likewise, Tenant shall pay to Landlord, within thirty (30) days after delivery of such statement, any underpayment with respect to the prior calendar year, and shall not withhold payment during the pendency of any audit. In no event shall Operating Costs be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rent for the applicable period specified in Section 1.01 of the Lease.

         3. AUDIT. The information set out in the Year End Statement for any calendar year to Tenant relating to Operating Costs and specifying the amount of Excess due as Rent Adjustment shall be deemed to be accepted by Tenant and be conclusively binding upon Tenant and shall not be subject to amendment, attack or change unless Tenant gives written notice to Landlord within nine (9) months after the delivery of such Year End Statement. Upon notice given within nine (9) months after delivery of a Year End Statement with respect to any calendar year, Tenant (but not any subtenant) shall have the right to cause an audit to be made of Landlord's calculations of Operating Costs and the amounts billed by Landlord to Tenant under Paragraph 2 for such calendar year, subject to the following limitations:

                           (1) Such audit shall be performed by any one of the
                  outside third-party nationally recognized major accounting firms (or their respective successors) provided that such firm is not then the principal auditor for either Landlord or Tenant or if it is the principal auditor, then such auditor shall be subject to the prior mutual written approval of both Landlord and Tenant:

                           (2) Except as hereinafter expressly provided, the
                  cost of any such audit shall be borne solely by Tenant;

                           (3) The audit shall be accomplished within one
                  hundred twenty (120) days from the date written notice is given to Landlord (extended to the extent of delays caused by Landlord);

                           (4) In no event shall Tenant have the right to audit
                  the calculation of Operating Costs for any calendar year more frequently than once per calendar year; and

                           (5) In the event that any such audit by Tenant shall
                  show that the amount of increases in Operating Costs for such year which Tenant has theretofore paid is less than the amount which Tenant was obligated to pay, the amount so underpaid shall be paid, without interest, by Tenant to Landlord within thirty (30) days after receiving the written results of such audit; and

                           (6) In the event that any such audit by Tenant shall
                  show that the amount of increases in Operating Costs for such year which Tenant has heretofore paid is greater than the amount which Tenant was obligated to pay, then Landlord shall have the option (exercisable at any time within six (6) months after the written results of such audit is received by Landlord) to conduct Landlord's own audit and calculation of such Operating Costs for such year. In the event that Landlord's audit discloses an overstatement of Operating Costs for the calendar year involved of more than five percent (5%), then, in addition to refunding such overpayment (or, at

EXHIBIT "N" TO OFFICE LEASE AGREEMENT - Page iii

                  Landlord's option, such amount can be credited against Base
                  Rent) Landlord shall promptly reimburse Tenant for the reasonable cost incurred by Tenant in connection with Tenant's audit. In the event that Landlord's audit discloses an overstatement of Operating Costs for the calendar year involved of less than five percent (5%), then, Landlord will refund such overpayment (or, at Landlord's option, such amount may be credited against Base Rent), however, Landlord shall not reimburse Tenant for the cost incurred by Tenant in connection with Tenant's audit.

         4. GROSS-UP. Notwithstanding any language in the Lease or in this EXHIBIT "N" seemingly to the contrary, if at any time during the Term hereof, less than ninety-five (95%) of the Rentable Area of the Building is occupied, Landlord may, at Landlord's sole election, determine and estimate Operating Costs for any calendar year within the Term by increasing the variable components of Operating Costs to the amount which Landlord reasonably projects would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during all of the applicable calendar year. In such event, the term "Operating Costs," as used in this EXHIBIT "N" and in the Lease, shall mean the sum of (i) the Actual Operating Costs incurred during any portion of such calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or less of the Rentable Area therein plus (ii) the additional or incremental Operating Costs which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof during the portion of that calendar year in which the actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area therein; and Landlord shall have the option of making such estimate in advance for the upcoming calendar year.

         5. PRORATION. In the event that the Term terminates on a day other than December 31, the Excess for that part of the calendar year during the last calendar year during the Term shall be determined as follows:

                           (1) The Expense Stop shall be prorated based upon the
                  number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

                           (2) The Excess, if any, for the applicable partial
                  calendar year shall then be the amount by which (A) Operating Costs for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (B) the Expense Stop, as prorated pursuant to the provisions of this Paragraph 5.


         6. SURVIVAL. The provisions of this EXHIBIT "N" shall survive the termination of the Term.

EXHIBIT "N" TO OFFICE LEASE AGREEMENT - Page iv

                                   EXHIBIT "O"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                         CAFETERIA RULES AND REGULATIONS

         1. Tenant agrees that all of Tenant's obligations with respect to the Premises under the Lease shall also be applicable to Tenant's use and operation of the Cafeteria Facilities on the Premises, including, without limitation, Tenant's obligation to care for the Premises, as set forth in Section 8.02 of the Lease, Tenant's obligation to comply with all Laws, as set forth in Article 7 of the Lease, and Tenant's obligation to indemnify Landlord, as set forth in Sections 7.01(d) and 17.02 of the Lease.

         2. Tenant agrees that all of Tenant's obligations under the Workletter shall also be applicable to and include, without limitation, Tenant's construction and installation of the Cafeteria Facilities on the Premises, including, without limitation, Tenant's obligation to obtain Landlord's prior written approval of the Plans and Specifications therefore.

         3. Without any limitation of the foregoing, Tenant agrees that Landlord retains the right of prior approval regarding the design and installation of any and all systems, equipment and fixtures to be used in connection with Tenant's operation of the Cafeteria Facilities on the Premises with regard to Tenant's compliance with Laws and with regard to the functionality thereof. Although Tenant is solely responsible for properly operating and maintaining such systems, equipment and fixtures, Landlord retains the continuous right of reasonable approval of all such operating and maintenance procedures (to ensure that as operated such systems, equipment and fixtures will not cause damage to the Building, the Building's systems or the premises of any other tenant), including, without limitation, the systems, equipment and fixtures related to the following:

                  (a)      Grease traps and garbage disposals;

                  (b)      Venting, filters, scrubbers and grease removal;

                  (c) Aesthetics, location and installation of the external vents;

                  (d) Restriction on the release of noxious odors and food smells;

                  (e)      Plumbing, drains and floor drains;

                  (f) Trash removal, including wet trash and sewage, at times approved by Landlord all in accordance with the Waste Management Requirements; and

                  (g)      Pest and vector control.

         Tenant shall have the right at its sole cost and expense, to vent exhaust from the top of the Building, but the relevant Plans and Specifications shall be subject to Landlord's prior written approval. Tenant shall reimburse Landlord for any actual costs incurred by Landlord in repairing any damage done to the roof of the Building.

         4. Tenant shall be solely responsible for obtaining and maintaining any and all permits, licenses and approvals as may be required to comply with all Laws that are necessary for the operation of a cafeteria on the Premises, and for the payment of any and all fees, costs and expenses in connection therewith.

         5. Tenant's Cafeteria Facilities may only be used by Tenant's employees, visitors, and business invitees, and Tenant may not operate the Cafeteria Facilities for use, primarily or incidentally, by the general public.

         6. Tenant shall remove wet trash daily from the Cafeteria Facilities in the manner and at hours Landlord may reasonably designate. No trash shall be placed outside of the Cafeteria Facilities except in accordance with Landlord's Waste Management Requirements. To the extent that, pursuant to Laws, Tenant is obligated to obtain special equipment (refrigeration or otherwise) for the storage and/or removal of trash (wet or dry), Tenant shall do so, and maintain such equipment, at Tenant's sole cost and expense.

         7. For cleaning and maintenance of the Cafeteria Facilities, Tenant must use either (a) its own employees or (b) cleaning contractors approved by Landlord, all at no cost or expense to Landlord.

         8. Tenant shall abide by the (a) hours established by Landlord during which service and deliveries will be allowed to the Cafeteria Facilities so long as they are reasonable, and (b) reasonable delivery routes established by Landlord for deliveries to and from the Cafeteria Facilities.

         9. Tenant shall be required to remove all equipment, etc. and to restore the Premises to the condition prior to the Commencement of the Lease (as it pertains to the Cafeteria); provided, however, if the Cafeteria is located on Floor 71 Tenant shall not be obligated to restore Floor 71 to its condition prior to the Commencement Date, but shall have the duty to leave the space in a broom clean, vacuumed condition, free of all of Tenant's equipment, personal property and fixtures.

EXHIBIT "O" TO OFFICE LEASE AGREEMENT - Page i

                                   EXHIBIT "P"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                               MEMORANDUM OF LEASE
THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.

         Notice is hereby given that METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, and METROPOLITAN TOWER REALTY COMPANY, INC., a Delaware corporation (collectively, "Landlord") and NGC CORPORATION, a Delaware corporation ("Tenant") have entered into an Office Lease Agreement ("Lease") dated June 12, 1996, pursuant to which Landlord has leased to Tenant certain space, including, without limitation, the 60th through 67th floors, in the building known as First Interstate Bank Plaza and has granted certain parking rights with respect to the parking garages known as the Building Garage and the 1400 Louisiana Garage, which building and parking garages are located on the property described on EXHIBIT "A" hereto. All capitalized terms used in this Memorandum and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

         Specific reference is hereby made to the following terms, provisions and conditions of the Lease (and such references are not intended to be complete statements of such terms of the Lease applicable to the following):

         1. TERM. The Initial Term of the Lease shall commence on the Commencement Date and continue for approximately 132 months (plus the partial calendar month in which the Commencement Date occurs).

         2. RENEWAL OPTIONS. In addition to certain limited rights to occupy the Premises and to perform certain activities after the end of the term, Tenant has the option to extend the term of the Lease beyond the Initial Term for a maximum of four (4) additional consecutive terms of five (5) years each or for a maximum of two (2) additional terms of ten (10) years each, or any combination thereof so long as the additional term(s) of the Lease in the aggregate do not exceed twenty (20) years, and each additional term is at least five (5) years in length, subject to and in accordance with the terms and conditions of the Lease.

         3. EXPANSION OPTIONS. Tenant has options, refusal rights, and preferential rights to lease additional space in the Building, subject to and in accordance with the terms and conditions of the Lease.

         4. NO MODIFICATION. This Memorandum of Lease is executed for the purpose of recordation in the Office of the County Clerk of Harris County, Texas, in order to give notice of the terms, provisions, and conditions of the Lease (and all terms, provisions, and conditions of the Lease are hereby incorporated in this Memorandum of Lease by this reference). This Memorandum is not intended, and shall not be construed, to define, limit, expand or modify the terms, provisions and conditions of the Lease.

         5. TERMINATION. Upon the expiration of the term of the Lease, as the same may be renewed, if ever, or upon the earlier termination of said Lease, for whatever reason, Tenant shall thereupon execute and deliver to Landlord a document acknowledging the expiration or termination of said Lease and of all of Tenant's rights and interests therein, so as to have the effect of giving public notice of the termination of the Lease, provided, however, if Tenant shall fail to execute and deliver to Landlord such a document, in form and content reasonably satisfactory to Landlord within thirty (30) days after request therefor by Landlord, Tenant hereby grants and conveys to Landlord a limited power of attorney, which power shall be deemed coupled with an interest and hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, to execute such document on behalf of Tenant and record the same for public record in the Office of the County Clerk of Harris County, Texas.

         6. SUCCESSORS AND ASSIGNS. This Memorandum of Lease shall be binding on the successors and assigns of the parties executing this Memorandum of Lease.

         EXECUTED this ______ day of __________, 1996.

LANDLORD:                                        TENANT:
METROPOLITAN LIFE INSURANCE COMPANY              NGC CORPORATION


By: ________________________                     By: __________________
   David G. Rogers                                   C.L. Watson
   Assistant Vice-President                          Chairman & Chief Executive
                                                     Officer
Date: _________________
                                                 Date: ________________


METROPOLITAN TOWER REALTY COMPANY, INC.

By: ____________________
   David G. Rogers
   Vice-President

Date: ____________________

EXHIBIT "P" TO OFFICE LEASE AGREEMENT - Page i

State of Texas          ss.
                        ss.
County of _______       ss.

         This instrument was acknowledged before me on ____________, 1996, by DAVID G. ROGERS, Assistant Vice President of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, on behalf said corporation.

                                    __________________________________________
                                    Notary Public in and for the State of TEXAS

                                    My commission expires:_______________


State of Texas          ss.
                        ss.
County of ______        ss.

         This instrument was acknowledged before me on ______________, 1996, by DAVID G. ROGERS, Assistant Vice President of METROPOLITAN TOWER REALTY COMPANY, INC., a Delaware corporation, on behalf of said corporation.

                                    __________________________________________
                                    Notary Public in and for
                                    Harris County, TEXAS
                                    My commission expires:_______________


State of Texas          ss.
                        ss.
County of ______        ss.

         This instrument was acknowledged before me on _________, 1996, by C.L. Watson, Chairman and Chief Executive Officer of NGC CORPORATION, a Delaware corporation, on behalf of said corporation.

                                    __________________________________________
                                    Notary Public in and for
                                    Harris County, TEXAS
                                    My commission expires:_______________

EXHIBIT "P" TO OFFICE LEASE AGREEMENT - Page ii

                                   EXHIBIT "Q"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                              INTENTIONALLY DELETED

EXHIBIT "Q" TO OFFICE LEASE AGREEMENT - Page i

                                   EXHIBIT "R"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                       MG CORPORATION PROPERTY FOR REMOVAL


1.       Glass "M."

2.       Glass office fronts.

3.       Glass clerestory.

4.       Glass entry doors.

5.       Files and file fronts, including planter above.

6.       Reception desks on Level 65 and 66.

7. Appliances (3 refrigerators, counter top ice maker, under counter ice makers, dishwashers).

8.       Pendent lights in lunchroom.

9.       Incandescent down lights.

10.      Dry marker boards.

11.      Built-in credenza with stone top.

12.      Electric projection screens.

13.      Raised computer floor.

14.      Computer equipment.

15.      All blue pearl counter tops.

16.      Wood entry portal, doors and hardware.

17.      Glass and wood wall at lunchroom.

18.      Full height mirror in lunchroom.

19.      Track lighting in computer room.

20.      Glass panels in computer room.

21. Built-in millwork including architectural grade wood and plastic laminate including appliances and plumbing fixtures.

22.      Lighting controls.

23.      Fabric panels.

24.      Blue pearl stone thresholds.

25.      Television monitors.

26.      Clocks.

27.      Mecho shades.

28.      Rear screen projector and glass.

EXHIBIT "R" TO OFFICE LEASE AGREEMENT - Page Solo

                                   EXHIBIT "S"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                            CURRENT BUILDING STANDARD

                      BUILDING STANDARDS DESIGN INFORMATION

A.       FIRST INTERSTATE BANK PLAZA:

         1.       TENANT BUILDING STANDARDS:

                  PARTITIONS        (A)      Office - 5/8" sheetrock each side
                                             of 2 1/2" metal studs to ceiling.

                                    (B)      Demising - 5/8" sheetrock each side
                                             of 2 1/2" metal studs to structure
                                             with interior batt insulation.

                  DOORS 3' x 9'(FULL HEIGHT) - 1 3/4" (nominal) solid core wood prefinished, premium grade plain sliced walnut veneer with Gardall finish.

                  DOOR FRAMES       AACI or approved equal, Series #AF600
                                    #F30810.5-335-1.5, Cased opening - #63872,
                                    Mullion - #63877, Altura - R Series.

                  HARDWARE

                                    Latchset (interior): Schlage D105, Sparta
                                    625.

                                    Lockset (interior): Schlage D53PD, Sparta
                                    625, (Less Cylinder).

                                    Wallstop: Quality, W302-TB, US26 finish, 2
                                    1/2 inch concave rubber stop.

                                    Floorstop: Quality, or equivalent.

                                    Closer: Norton #8283 Series.

                                    Manager has an in-house lockshop which will furnish cylinders and keying for all construction projects. Building Standard door handle also to include a lever type handle produced by a major manufacturer so long as such handle is in compliance with the provisions of the Americans with Disabilities Act.

                  CEILING Armstrong - Cortega pattern #745, 12"x12"x5/8" beveled edge, non directional fissured.

                  CARPET            Manufacturer: Design Weave - Series:
                                    Firestorm.

                  FLOOR TILE        VCT Armstrong Imperial Texture Excelon Tile
                                    (1/8") 12"x12". Meets Federal Specifications
                                    SS-T-31213(1), Type IV, Comp. 1.

                  BASE Roppe, 2 1/2" straight, or coved. Shall conform to requirements of Federal Specifications SS-W-40a, Type 1.

                  WINDOW TREATMENT  Bali Classic Mini-blind, Color: Bronze

                  LIGHT FIXTURE     Existing - Columbia - 2'x2' parabolic
                                    fixtures, #45436-43-222 lay in mounting with
                                    (2) 34 watt F40WW-U-6-EWII lamps, 277 volts.
                                    Energy efficient tubes and 9 cell parabolic lens.

                                    Note: Existing fixtures requiring new lamps or ballasts shall be retrofitted with (2) 32 watt FB31T8/TL 730/6 lamps with a low harmonic electronic ballast.

                                    New - Same as existing or equal except with
                                    (2) 32 watt FB31T8/TL 730/6 lamps and a low harmonic electronic ballast.

                  CORRIDOR FIXTURE  Columbia - 1'x4' parabolic fixtures,
                                    #F40WW-RS-EW-II, lay in mounting.

                  EGRESS LIGHTING   Same as above.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page i

                  EXIT SIGN

                                    Prescolite ER/ERT 120/277 or equal.

                  ELECTRICAL OUTLET Bryant CR20 or equal.

                  LIGHT SWITCHES    Low Voltage: Sierra 24 volt 1091 W.

                                    Standard: Leviton 1221-120/277 volt or
                                    equal.

                  MISCELLANEOUS

                  Building standard light switches and fire pull stations should be centered 3'-6" from finish floor to top of device.

                  Building standard wall outlets are 20 amp., 120 volt white duplex type.

                  Building standard telephone outlet is mounted 15" from the finish floor.

                  A pull-string is provided for the telephone company to pull cable down the wall. The telephone company shall provide cable and coverplates.

                  Building standard sprinkler heads are partially concealed.

                  The Manager has established building standard finishes for all public elevator lobbies and corridors. Tenants shall not change these finishes without prior written approval of the Manager.

                  With the exception of main entrance doors, all doors and hardware leading into the Tenant space from the public corridor will be Building Standard and are to be recessed if the door swings out.

                  Main entrance to Tenant space may not exceed ten feet in width. Design of Main Entrance must be submitted to the Manager for approval prior to construction documents being prepared.

                  The Manager has established a standard for Tenant entrance and retail graphics in FIBP. Allow four to five weeks for delivery of Building Standard graphics. Contact Manager to order graphics. Expense of graphics and layout is Tenant's responsibility.

                  All exit signs and egress lighting within the Tenant space is required to be connected to the building's emergency power system and must comply with City Codes and ADA regulations.

         2.       BASE BUILDING STANDARDS:

                  A.       CORRIDOR FINISHES  -  NEW:

                           CARPET   Manufacturer:  Bently
                                    Style:  Barcelona
                                    Color:  Bottela

                           BASE     Roppe, 2 1/2" straight, 93 Black-Brown.

                           WALLS    Elevator Lobby: Polomyx No. 4043-BT
                                    50/25421-2974

                                    Corridor Wall Paint: Moor-Craft eggshell latex M-3-8247 contractor grade.

                                    Stairway: Devoe Paint Formula flat latex F-6
                                    PY7, ZY8 W4Y8

                           CEILING Elevator Lobby Ceiling Paint: Muresco Moor-Craft flat 275 (color 879) contractor grade

                                    Corridor Tile: Armstrong - Cortega pattern
                                    #745, 12"x12"x5/8" beveled edge, non
                                    directional fissured.U.S. Gypsum

                           DOORS    Freight: Benjamin Moore 1473 Semi Gloss

                                    Stairway: Benjamin Moore 1473 Semi Gloss

                                    Tenant: Walnut

                                    Janitor Closet: Benjamin Moore 1473 Semi
                                    Gloss

                                    Elevator: None

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page ii

                           DOOR FRAMES

                                    Freight: Benjamin Moore 1473 Semi Gloss

                                    Stairway: Benjamin Moore 1473 Semi Gloss

                                    Tenant: Interior: Dark Bronze Aluminum.

                                    Janitor Closet: Benjamin Moore 1473 Semi
                                    Gloss - Grey

                                    Elevator: Benjamin Moore 1473 Semi Gloss

                           LIGHTS Existing - Flourescents: Columbia - 2'x2' parabolic fixtures, #45436-43-222 lay in mounting with (2) 34 watt F40WW-U- 6-EWII lamps, 277 volts. Energy efficient tubes and 9 cell parabolic lens.

                                    Note: Existing fixtures requiring new lamps or ballasts shall be retrofitted with (2) 32 watt FB31T8/TL 730/6 lamps with a low harmonic electronic ballast.


                                    New - Same as existing or equal except with
                                    (2) 32 watt FB31T8/TL 730/6 lamps and a low harmonic electronic ballast.

                                    Down Lights: Screw type flourescents SLS-9,
                                    SLS-11

                           EXIT SIGN

                                    EMERGENCY-LITE: Prescolite

                  B.       FREIGHT ELEVATOR LOBBY & JANITOR CLOSET FINISHES-NEW:

                           FLOOR VCT Armstrong Imperial Texture Excelon Tile (1/8") 12"x12". Meets Federal Specifications SS-T-31213(1), Type IV, Comp. 1.

                           BASE     ROPPE 2 1/2" Coved, 93 Black-Brown

                           WALLS    Benjamin Moore 1473 Eggshell.

                           ELEVATOR DOORS & FRAMES

                                    Benjamin Moore 1473 Semi Gloss Gey


                           LIGHTS Columbia - 2'x2' parabolic fixtures, #45436-43-222 lay in mounting with (2) 34 watt F40WW-U-6-EWII lamps, 277 volts. Energy efficient tubes and 9 cell parabolic lens.

                                    Note: Existing fixtures requiring new lamps or ballasts shall be retrofitted with (2) 32 watt FB31T8/TL 730/6 lamps with a low harmonic electronic ballast.


                                    New - Same as existing or equal except with
                                    (2) 32 watt FB31T8/TL 730/6 lamps and a low harmonic electronic ballast.

                           LIGHT SWITCHES & ELECTRICAL OUTLETS

                                    Low Voltage: 24 Volt Sierra 1091 W
                                    Outlets: Bryant CR20 or equal

         3.       BASEBUILDING DESIGN INFORMATION:

                  A.       STRUCTURAL INFORMATION:

                           We offer the following information on the structural characteristics for the building in order that adequate provisions may be made in the Tenant construction design and detailing.

                           DESCRIPTION:

                           The structural system in the tower consists of a composite metal deck slab and composite structural steel floor beams supported by steel columns. The steel beams and columns have spray on fireproofing affording a Type I protection. Certain areas in the basement and lower levels contain some concrete and bar joist construction. Contact Manager for details.

                           DESIGN LOADS:

                           (BUILDING)

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page iii

                           (1) Open Areas - 50 PSF Live Load + 20 PSF for Partitions.

                           (2)      Core Areas - 100 PSF.

                           (3)      Exit Corridor - 100 PSF.

                  B.       MECHANICAL, ELECTRICAL AND PLUMBING INFORMATION:

                           (1)      HEATING, VENTILATING AND AIR CONDITIONING:

                                    (a)      FIBP receives all chilled and hot
                                             water from a central plant located
                                             remotely which operates 24 hours
                                             per day. Hot water is furnished
                                             only during the winter months for
                                             heating.

                                    (b)      The Basebuilding HVAC has been
                                             designed in accordance with 1977
                                             City of Houston Building Code. The
                                             following items represent assumed
                                             design loads for the building
                                             standard HVAC requirements at that
                                             time.

                                    (c)      INSIDE CONDITIONS:

                                             Summer 75 degrees F. (within Ashrae
                                             comfort zone)
                                             Winter 72 degrees F.

                                    (d)      OUTDOORS CONDITIONS:

                                             Summer 98 degrees F db,
                                             80 degrees F. wb
                                             Winter +20 degrees F.

                                    (e)      LIGHTING POWER BUDGET FOR
                                             FLUORESCENT LIGHTING (TENANT
                                             SPACE): 2.5 watts/sq. ft. of net
                                             usable area outside the core (60%
                                             of light heat to space).

                                    (f)      All vibrating equipment is to be
                                             mounted on vibration isolation pads
                                             or suspended from spring isolation
                                             hangers in accordance with ASHRAE
                                             standards.

                                    (g)      OCCUPANCY (TENANT SPACE): 1
                                             person/150 sq. ft. of area.

                                    (h)      AIR HANDLING SYSTEMS:

                                             Two Texas multi-zoned air handling
                                             units on each floor with a total of
                                             fifteen (15) zones each serving
                                             perimeter and interior diffusers.
                                             Each corner has a separate zone.
                                             Each floor in the building has
                                             approximately 36 tons/floor but
                                             varies slightly from floor to
                                             floor.

                                             FIBP utilizes an outside air
                                             connection at each typical floor.

                                             Air will be supplied through
                                             externally insulated low pressure
                                             ductwork. Perimeter supply
                                             diffusers for the exterior zones
                                             are in lay-in slot type diffusers
                                             at each window bay. Supply
                                             diffusers for the interior zone are
                                             light troffer type.

                                             Air is returned to the ceiling
                                             plenums through heat extract type
                                             light fixtures.

                                    (i)      OFF-HOUR AIR CONDITIONING: After
                                             hour air can be accessed by
                                             telephone code call-up at their
                                             cost. The Tenant should identify
                                             special Tenant loads which require
                                             off-hour or 24 hour air
                                             conditioning.

                                    (j)      The Tenant should identify areas
                                             which require inside conditions
                                             which differ from those listed
                                             herein. No winter humidification is
                                             provided in the building. Any
                                             reheat to dehumidify spaces will be
                                             provided by electric heaters.

                                    (k)      The Basebuilding ductwork has been
                                             designed to provide adequate
                                             clearance for double light troffer
                                             diffusers at any point in the
                                             interior zones except in certain
                                             areas immediately adjacent to the
                                             air handling unit rooms and under
                                             beams. Structural conditions at
                                             these locations dictate reduced
                                             clearance. Recessed Tenant items
                                             such as incandescent and
                                             fluorescent lighting fixtures and
                                             any special ceiling treatments
                                             should be clearly identified by the
                                             Tenant and must be coordinated with
                                             field conditions.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page iv

                                    (l)      The Basebuilding has no provisions
                                             for Tenant kitchen or cooking
                                             exhaust. No Tenant shafts are
                                             provided for kitchen exhausts to
                                             the outside. Tenant should submit
                                             request with detail design for
                                             review and approval.

                           (2)      PLUMBING:

                                    (a)      Plumbing fixtures for a typical
                                             floor, such as toilets and water
                                             fountains, are detailed on the
                                             Basebuilding Architectural
                                             Drawings.

                                    (b)      Tenant fixtures may be added to the
                                             typical floor. The Basebuilding MEP
                                             Drawings indicate the location of
                                             provisions for future
                                             connections.Tenant Architect should
                                             verify location of Tenant fixtures
                                             with the Manager to ensure that
                                             connection to the Basebuilding
                                             systems have the following
                                             provisions:

                                             Plugged 4" sanitary waste and 4"
                                             vent connection at a column at both
                                             East and West ends of the core.

                                             1-1/4" valved domestic cold water
                                             connection at the core of each
                                             level.

                                    (c)      DOMESTIC HOT WATER: Electric water
                                             heaters serve floors throughout the
                                             building. Domestic hot water
                                             generated by these water heaters is
                                             not intended for use at Tenant
                                             lavatories, or sinks which are
                                             remote from the building core.

                                    (d)      DOMESTIC COLD WATER: Electric
                                             Basebuilding pumping system with
                                             high pressure piping through the
                                             Tower. Reducing valves are required
                                             at approximately every 10 floors.

                                    (e)      All icemakers should be mounted on
                                             a water tight sheet metal drain
                                             pan.

                                    (f)      Disposals are not allowed in the
                                             building.

                           (3)      ELECTRICAL:

                                    (a)      Electrical service to the typical
                                             floors will be provided from the
                                             480 volt bus duct risers located in
                                             the Mechanical rooms.

                                    (b)      277/480 volt distribution panels
                                             serve the fluorescent lighting.
                                             Fluorescent fixtures are two lamp,
                                             2' x 2', air handling heat extract
                                             type. 24 volt local switching will
                                             be utilized.

                                    (c)      Tenant lighting systems shall not
                                             exceed a maximum of 2.5 watts per
                                             square foot of useable space.

                                    (d)      Dry type transformers are located
                                             on various floors indicated on the
                                             Basebuilding electrical drawings.
                                             Distribution panel boards
                                             designated "L" are on each floor
                                             and serve the 120/208 volt
                                             incandescent lighting and
                                             receptacle loads. Tenant low
                                             voltage power shall be metered at
                                             Tenant's expense.

                                    (e)      Emergency lighting fixtures and
                                             exit lighting fixtures are required
                                             throughout the Tenant space. Tenant
                                             exit lighting fixtures shall be
                                             identical to the Basebuilding
                                             fixture and will be provided by the
                                             Tenant. The Basebuilding emergency
                                             power system will provide a
                                             pro-rated amount of power equal to
                                             1000 watts (VA) per floor of 277V
                                             for Tenant emergency lighting use
                                             and 600 watts (VA) per floor of
                                             277V, for exit lighting fixtures.
                                             An emergency lighting fixture is a
                                             2 x 2 building standard light
                                             fixture wired to the building
                                             emergency circuit. The emergency
                                             circuits shall be extended into the
                                             Tenant's space from the emergency
                                             lighting riser at the Tenant's
                                             cost. The emergency lighting
                                             fixtures and exit fixtures shall be
                                             located by the Tenant Designer as
                                             required to meeting the local code
                                             requirements. Tenant is not to
                                             connect any equipment to emergency
                                             power supply without Manager
                                             approval.

                                    (f)      An electric stairway door unlocking
                                             system will be provided at every
                                             fifth floor in the Basebuilding.
                                             The system is actuated by any fire
                                             alarm initiating device through the
                                             Fire Command Center.

                           (4)      TELEPHONE SYSTEM:

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page v

                                    (a)      The telephone equipment required by
                                             the Tenant will be located within
                                             the Tenant's space.

                                    (b)      All individual telephone wiring
                                             shall be teflon coated type
                                             approved by the City of Houston and
                                             the local phone company for
                                             installation in ceiling return air
                                             plenums. Cost of wiring is the
                                             responsibility of the Tenant.

                                    (c)      The Tenant should identify any
                                             special air conditioning
                                             requirements (temperature,
                                             humidity, 24 hours, etc.), required
                                             by the Tenant's telephone
                                             equipment.

                           (5)      FIRE SAFETY SYSTEMS:

                                    FIRE PROTECTION:

                                    The standpipe system design will be in
                                    accordance with the requirements of NFPA 14.
                                    A zoned system of fire protection standpipes will be provided. A standpipe will be provided in each stairwell. A 2-1/2" fire hose valve will be located in each stairwell at each floor for Fire Department use.


                                    The building is fully sprinkled. The
                                    automatic sprinkler system design is in
                                    accordance with the requirements of NFPA 13
                                    (Light Hazard). Sprinkler heads are flush mount with polished cover in corridors, and ascusion type with fusable link in tenant areas. Sprinkler heads will be located and coordinated by the Fire Protection Subcontractor as necessary to comply with code requirements and the Tenant partitioning.

                                    Special alignment and centering of sprinkler heads will be Tenant extra cost items. Occupancies other than Light Hazard may require sprinkler coverage in excess of building standard.

                                    The Tenant should identify any areas where water could damage equipment or other items in the event of a sprinkler flow. Computer rooms, etc., may require separate treatment such as a preaction system. (No new Halon systems will be allowed.)

                                    If a non-required fire hose cabinet is to be removed, the system should be capped off at the standpipe rather than in the wall. If a fire hose cabinet is to be removed which is also used for fire extinguisher storage, verify compliance with Section 13-19 of the City of Houston Fire Code and NFPA Standard No. 10.

                           (6)      FIRE ALARM AND COMMUNICATIONS:

                                    (a)      Manual pull stations are provided
                                             throughout the building located
                                             within 5 feet of the entrance to
                                             each stairway.

                                    (b)      Ionization type smoke detectors
                                             will be mounted on the ceilings in
                                             the Tenant area of single Tenant
                                             floors, Mechanical rooms,
                                             electrical closets, elevator
                                             machine rooms, on all air handling
                                             units and on the ceiling of the
                                             public corridor of multi-tenant
                                             floors. The minimum quantity of
                                             Basebuilding smoke detectors is
                                             indicated on the Basebuilding
                                             electrical drawings. Tenant
                                             occupancies may require additional
                                             detectors due to the Tenant
                                             partitioning or other requirements.
                                             Additional detectors wiring and
                                             connection to the fire alarm system
                                             shall be at the Tenant's cost.

                                    (c)      Alarm signal and voice
                                             communication horns are provided
                                             throughout the building, in the
                                             active elevator lobbies, in
                                             stairways, in elevator cabs and at
                                             the entrance to each stairway on
                                             each floor as indicated on the
                                             Basebuilding drawings. Tenant
                                             occupancies requiring additional
                                             horns and fireman's communication
                                             speakers as required by local code
                                             will be provided with these devices
                                             at additional cost to the Tenant.
                                             It should be noted that the test
                                             for compliance will be witnessed by
                                             the Fire Department and the voice
                                             communication criterion is that
                                             occupants must be able to hear the
                                             audio voice communication from any
                                             location in the Tenant's premises.
                                             Manager will furnish exit strobes
                                             in multi-tenant corridors and all
                                             public restrooms. Tenant shall
                                             furnish fire alarm exit strobes as
                                             required by ADA and/or other
                                             accessibility requirements.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page vi

                           (7)      STAIR PRESSURIZATION:

                                    The Basebuilding exit stairways are provided with a mechanical pressurization system which is automatically activated by the fire alarm initiating devices.

                           (8)      SMOKE EVACUATION:

                                    No system for smoke evacuation.

                           (9)      ADDITIONAL LIFE SAFETY FEATURES:

                                    Tenants requiring special fire extinguishing systems must have an alarm signal installed at Tenant's expense in the Fire Command Center to signal the activation of the Tenant's system.

                           (10)     SUITE ALARM

                                    Individual tenant entrance access control is available using either card reader or key pad devices. Monthly monitoring fees are charged by device. Tenant shall be responsible for purchase of and installation costs for monitoring and access control devices.

                           ARCHITECTURAL GENERAL NOTES

1. Work specified in these documents shall proceed in accordance with the Manager's Construction Standard Regulations. Reference as required.

2. All material furnished by the contractor shall be new unless noted otherwise.

3. All work shall be erected plumb and true-to-line in accordance with best practices of the trade and manufacturers' recommendations for the particular item.

4.       Comply with local building code and all other applicable ordinances.

5. Protect work under this contract and adjacent areas at all times and repair damaged work to satisfaction of the Architect at no cost to the Manager or Tenant.

6. Cooperate and coordinate job operations with the operations of others doing adjacent work in order to prevent delay and conflict or damages to either party's operations.

7. Gypsum board work shall conform to the standard specifications of the American National Standards Institute.

8. Install door closers on the least public side of door. Coordinate type of arm required for proper function.

9. Shop drawings: When required, submit 1 set sepias and 2 set prints to Architect with copy of transmittal and 1 set prints to construction manager. Submit one set of reviewed drawings to construction manager.

10. All work involving noxious and/or irritating fumes or odors, such as paints, lacquers, thinners or solvents shall be performed after hours.

11. The general contractor shall be required to obtain National Safety Data Information on all materials to be utilized on each project. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the work.

12. No materials may be hoisted outside the confines of the elevator cabs without an approved technician. Contractor is responsible for all labor/material costs associated with the building's approved elevator contractor providing operators or technician to perform work for this project. Contact the building manager for the approved elevator contractor.

13. The Manager requires all "noisy" work to be performed between 6:00 p.m. and 7:00 a.m. or on weekends regardless of the location in the building unless approved otherwise. "Noisy" work includes, but is not limited to demolition, concrete coring or drilling, grinding, shooting stud track or hangers and using power saws.

14. The contractor is responsible for furnishing and installing all hardware except lockset cylinders and keying for locksets.

15. The General Contractor is required to notify the Manager 24 hours prior to ceiling installation to allow for inspection, if desired, by the Manager.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page vii

16. Concealed spline ceilings: Install one lift out access tile in every sixteen square feet (16 s.q.) of one by one concealed spline ceiling. Caulking of ceiling tile joints is not allowed. Where existing ceiling is to remain: all ceiling tiles shall be uniform in each room or contiguous ceiling. No visible patches shall be evident.

17. All mechanical rooms are to be kept clean at all times, and are not to be used for storage.

                            MECHANICAL GENERAL NOTES

1. All mechanical work performed under this contract shall comply with the latest applicable codes, and ADA (American Disability Act). Base building tenant specifications shall prevail over all work and/or equipment on these drawings unless otherwise noted. Any deviations and/or questions regarding the tenant specifications vs. specifications on the drawings shall be referred to the construction manager. Standards and specifications are available upon request.

2. The mechanical contractor is responsible for visiting the site and becoming thoroughly familiar with the existing building MEP and structural systems prior to the bid date. The mechanical contractor is responsible for coordinating with all other trades prior to the construction of duct or installation of mechanical equipment and pipe.

3. The approximate locations of mechanical (HVAC) items, are indicated on the plan(s). The plans are not intended to give complete and accurate details in regard to location of air devices, equipment, etc. Exact locations are to be determined by actual measurements at the building.

4. All work shall comply with all pertinent state, county, and local ordinances and codes. The contractor shall obtain and pay for all necessary permits and inspections.

5. Work shall be executed in a workmanlike manner and shall include all labor and materials essential to provide complete functioning systems as described in the contract documents. In cases of doubt as to the work intended, or in the event of need for explanation, the contractor shall request additional information from the Architect/Engineer. Work shall not proceed without confirmation by the construction manager.

6. The drawings refer to work in areas that must require special consideration and scheduling to minimize disturbance to tenants. Work must be scheduled with tenants and building management as to availability and access to space on an after-hours or weekend basis. The bid price should reflect after-hours access to spaces.

7. The listing of product manufacturers, materials, and methods is intended to establish a standard of quality. The Architect/Engineer shall be the sole judge of quality and equivalence of equipment, materials, and methods. Where substituted or alternative equipment is proposed on the project before bidding, it shall be the contractor's responsibility to verify that the equipment will fit the space available, including all required code and maintenance clearances, and to coordinate all equipment requirements, such as electrical and plumbing characteristics with the other contractors.

8. The mechanical contractor may be required to provide submittals covering piping material, insulation, air devices, and equipment to the Architect/Engineer for their review. Verify the exact number of submittal copies with the Architect.

9. The contractor shall warrant the entire HVAC installation of new equipment, air devices and piping in proper repair and good working order for a period of one year after its substantial completion.

10. All existing tenant equipment and air devices to be reused shall be inspected and tested on the site to certify its working condition. Replace all defective parts. Any existing base building equipment and temperature controls that prove defective during the course of construction or after completion shall be brought to the Architect/Engineer and construction manager's attention immediately.

11. Duct dimensions shown on the drawings are net clear internal dimensions. All new ductwork shall be low velocity, low pressure type constructed of new lock forming galvanized sheet metal in accordance with the latest SMACNA standards. Ductwork shall be hung as high as possible from the building structure with hanger assemblies in accordance with SMACNA requirements. The contractor shall provide additional rises, drops, and offsets in ductwork as required. If after installed, new ductwork is found to be in conflict with architectural, structural, or MEP elements which are either existing or shown on the contract documents, the ductwork shall be relocated without additional cost.

12. All new rectangular supply and return air ductwork shall be externally insulated with 2" thick duct wrap, 3/4 lb/cu.ft. insulation. Insulation shall be finished with a factory applied foil-skrim-Kraft facing consisting of 0.35 mil. aluminum foil reinforced with glass yarn mesh and laminated to 40 pound chemical treated, fire resistant Kraft. Return air boots shall be internally lined with 1" thick, 1-1/216./C.F. Density malt face liner. The matt face surface shall face the air stream and transverse joints shall be neatly butted and coated with adhesive.

13. The contractor shall seal and insulate all inactive duct taps air tight.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page viii

14. Round flexible duct shall have 1" thick, 1-1/2 lb/cu.ft. density fiberglass insulation and vinyl vapor barrier. Minimum length 4'-0"; maximum length 8'-0". If extensions are required, use round sheet metal duct that is externally insulated with 1" thick, 1-1/2 lb/cu.ft. fiberglass insulation and foil-skrim-kraft vapor barrier. Secure flexible duct to spin-in and air device neck with corrosion resistant clamps and seal vapor barrier with 3" pressure sensitive aluminum foil vapor barrier tape. Suspend flex duct from structure at duct connection and every 4 feet; do not allow it to rest on ceiling tile or light fixtures.

15. Provide a spin-in connector with locking quadrant butterfly damper for all round flexible duct connections to rectangular sheet metal duct. The spin-in shall be the same size as the air distribution device neck diameter.

16. Coordinate the location of all air distribution devices with the architectural reflected ceiling plan, including any existing air devices, light fixtures and the safety devices. Existing troffer and perimeter slot air devices are to be installed as indicated on the floor plans, however, the contractor shall field verify the exact quantity of existing air devices. Any new devices that may be required shall match the base building standard and be furnished and installed by the contractor. All flexible duct runouts to troffer devices shall be new 6" diameter unless otherwise noted on the plans.

17. Round sheet metal duct extensions shall be the same size as the flexible duct and air device neck.

18. Return air shall be through fluorescent light fixtures unless noted otherwise.

19. All portions of perimeter slot not used for supply air shall be blanked off. Perimeter zone slot diffusers and flexible duct connections are existing to remain unless noted otherwise.

20. All air devices shall be selected to provide a noise criteria of 30 or less at the indicated CFM. New square ceiling mounted air devices shall have 4-way diffusion patterns unless indicated otherwise on the plans with directional flow arrows.

21. When devices are installed in inaccessible ceilings, provide a flush mounted remote damper regulator and extensions rod, Young model 301 or approved equivalent where required.

22. The mechanical contractor shall provide a construction filter for the duration of this project at the existing base building air handler, and then replace existing air handler filters with new filters after balancing and adjusting is complete.

23. Verify location of thermostat with the Architect/Engineer prior to installation to coordinate with the latest furniture and millwork plans. Install thermostats at the same elevation as light switches (centerline). All thermostats are existing base building standard, unless noted new on the plan.

24. All existing base building ductwork and equipment to remain is indicated as dashed lines. Any new or relocated ductwork and equipment is shown as solid lines.

25.      Air balancing - Prior to any work that affects the HVAC system:
         Contractor shall take traverse measurements at air handling unit for every zone of each air handling unit affected by the work. In addition, Contractor shall take traverse measurements in the ductwork as indicated on the plans.

         When the air system components have been installed, each supply air device shall be balanced to within 10% of the air flow indicated on the plan.

         Contractor shall provide, if necessary, new sheaves on the air handling unit motor to achieve air flows as indicated on the plan.

         After the system is balanced as indicated on the plans: Contractor shall take traverse measurements in each location which was measured prior to the work and balance the air flows to match the quantities measured prior to the work except as required at the air handling unit to provide design quantities to the work.

         Contractor shall provide a NEBB certified air balance report within one week of occupancy.

26. The contractor shall demolish and remove from the site or return to owner, at owner's discretion, all abandoned mechanical equipment and devices. Piping and wiring for equipment shall be demolished back to the point of connection to base building risers, junction boxes, or panels.

27. All new piping shall be carefully installed to eliminate traps and pockets in pressurized lines. Where air pockets and traps cannot be avoided, provide valved and plugged manual air vents at air traps. All new piping installations shall be leak tested before insulation is installed. All piping taps into the base building piping risers will require approval of the building engineer.

28. Provide full port ball valves with teflon seats at new fan coil unit chilled water piping supply and return piping connections to existing risers. Refer to the plans for specification on meter required at new chilled water supply connection to the riser.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page ix

29. Provide a 22 gauge 2" deep galvanized iron drain pan with hemmed upper edges under each fan coil unit suspended below the entire unit. Provide a 3/4" brass tank flange at one end; grind off bottom of flange. Cross break bottom of pan to the drain and apply one coat of tank mastic inside. Primary drain from the unit shall be routed to nearest mechanical room floor drain as shown on the plans. Route 3/4" secondary drain line to drip "tell-tale" above nearest sink. Provide a chrome plated escutcheon at the ceiling.

30. Refrigerant piping shall be fabricated of type "LACR" hard drawn tubing that has been cleaned and capped for refrigeration service. Fittings shall be wrought copper and shall be installed with silver solder sweat joint. Furnish, size, install, and insulate refrigerant pipe for the systems as shown. Pipe sizes shall be as recommended by the equipment manufacturer. Slope all lines to facilitate oil return to the compressor. Provide suction line traps per manufacturer's recommendations.

31. Refrigerant piping shall be insulated with 1/2" thick Armstrong Armaflex Flexible Elastomeric pipe insulation. Insulation shall be installed in continuous lengths and glued with Armstrong 520 adhesive at butt joints.

32. All mechanical rooms are to be kept clean at all times, and are not to be used for storage.

                                   ELECTRICAL
GENERAL NOTES

1. All electrical work performed under this contract shall comply with the latest version of the national electrical code, NFPA 70-1993, ADA (Americans with Disabilities Act) and all local codes and ordinances. Base building tenant specifications shall prevail over all work and/or equipment on these drawings unless otherwise noted. Any deviations and/or questions regarding base building specifications vs. specifications on these drawings shall be referred to the construction manager.

2. Refer to architectural reflected ceiling plans for the exact location of all ceiling mounted devices (i.e. light fixtures, smoke detectors, speakers, exit signs, etc.). Refer to architectural plans for details or elevations and coordinate the installation of all electrical devices these areas with the appropriate trade.

3. All materials used for construction shall be installed in a neat and workmanlike manner.

4. All data, communication and other miscellaneous cables not used for this tenant leasehold improvement shall be completely removed back to source of origination. Refer to data and telephone contractor for coordination.

5. All materials and labor furnished under this contract shall be warranted for a period of one year from the date of completion.

6. Electrical contractor shall field verify all circuit designations and shall make corrections as needed.

7. In no case shall fire rated poke-through devices be installed less than 24" on center and/or no more than one penetration per 65 sq. ft. of floor area in each span. Installations which may vary from these requirements shall be referred to the construction manager with appropriate U.L designation for approval prior to rough-in.

8. Fire proof all slab and partition penetrations per fire safing systems described by the ASTM-E814 (U.L. 1479), NEC-300-21 and NEC-800-3(c) and the City of Houston building code at time of installation and not at the end of the job.

9. Existing floor outlets and slab penetrations not used for new tenant leasehold improvements shall be removed and restored to original integrity and fire rating during demolition.

10. The electrical contractor shall review the site prior to submission of bid and shall include in his proposal costs for repair, relocation, modifications and/or removal of existing electrical elements as required to complete installation of all systems shown on these drawings. The contractor, by submitting his proposal, shall agree to accept all existing site conditions not specifically excepted. Any exceptions must be submitted in writing to engineer and architect.

11. All electrical equipment, wiring devices, wiring device cover plates, conduit and wire which is damaged shall be restored to original integrity and shall be subject to review by architect and engineer. All materials used for repair shall meet original specifications. Existing equipment to be reused shall be reviewed by architect and engineer. All unused electrical elements not used for this tenant leasehold improvement shall be removed back to original source and returned to Manager or disposed of at Manager's request.

12. The drawings refer to work in areas that must require special consideration and scheduling to minimize disturbance to tenants. Work must be scheduled with tenants and building management as to availability and access to space on an after-hours or weekend basis. The bid price should reflect after-hours access to spaces.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page x

13. Shop drawings: Submit 1 set of electrical as-built drawing sepias and one set prints to architect w/copy of transmittal and 1 set prints to construction manager. Circuiting for each wiring device shall be shown with corresponding panel and circuit number similar to engineering power plan.

14. The Manager requires all noisy work to be performed between 6:00 p.m. and 7:00 a.m. or on weekends regardless of the location in the building unless approved otherwise prior to bidding. "Noisy" work includes all demolition, concrete coring or drilling, grinding, shooting stud track or hangers and using power saws.

15. All mechanical rooms are to be kept clean at all times, and are not to be used for storage.


DISTRIBUTION NOTES

1. All new or additional power distribution equipment shall be manufactured by Westinghouse, General Electric, or Square D. No substitutions will be accepted. Provide black phenolic nameplates with engraved white letters (minimum 5/16" height) for new and existing panelboards, transformers, switchgear and meters.

         Supply new, typed accurate panel directories for each panelboard or distribution panel in which any work is performed. Provide new breakers in existing spaces as required for this installation.

                  Example: Panel____________________
                  480Y/277V, 3 Phase, 4 Wire, 60 Hertz
                  Main Bus:_______________, Braced for:_______SYM Amps

2. Where engraved plates are required, they shall be factory engraved and plain block style, 3/16" high unless otherwise indicated. Provide black letters for light plates, white letters for dark or stainless steel plates.

3. Provide rubber vibration isolation pads under new transformer installation.

4.       Verify operation of all electrical meters prior to final payment.

5. All electrical meters are required to be "EMON". Replace all existing non-complying meters with "EMON" type.

6. The only acceptable manufacturers of distribution panels are General Electric, Westinghouse and Square D. NO SUBSTITUTIONS WILL BE ACCEPTED.

WIRING NOTES

1. All wiring shall be soft drawn, annealed copper, #12 AWG minimum. Wire size #10 and smaller shall be solid. Insulation shall be THHN or THWN. All 120V, 20A home runs longer than 100 ft. and 277V, 20A home runs longer than 150 ft. shall be #10 AWG minimum.

2. All wiring shall be installed in conduit (electrical metallic tubing) 1/2" minimum size. In lieu of conduit and wire, and subject to the local authority having jurisdiction, armored cable (BX) may be used in branch circuits not having conductor size greater than #10 AWG. BX shall not be used for homeruns from base to panelboards or in lengths greater than 15' in the plenum.

3. Check all wire and cable for continuity of circuitry and for short circuits prior to energization of all new feeders.

4. All wiring devices shall be specification grade and exactly match base building standard device style, color and mounting height. Wallplates shall match exact device style color unless otherwise noted.

5. For all telephone/data outlets provide a hole in the wall surface at ADA receptacle height unless otherwise indicated and a pullstring to the accessible ceiling space above. Where the wall is located below an inaccessible ceiling space provide a 4" square junction box with a single device plaster ring mounted flush with finished wall at normal receptacle height, unless otherwise noted. Route a 3/4" conduit with a pull string from the junction box to accessible ceiling space.

6. Provide dedicated homeruns of 1/2"c., 2#12 and 1#12 G., for each isolated ground receptacle circuit. Conductors shall not be shared, bonded, or tapped to any other circuits or outlets not on the dedicated circuit. The grounding conductor shall have green insulation and shall be identified with yellow tape at all wire access points.

7. Cable installed outside of a raceway shall be supported independently and not from other systems. Securing cables to or from water lines, electrical raceways or any other mechanical system shall not be acceptable. Cables shall be supported from bar joists. Maximum spacing shall be 10' on center with a maximum 8" sag. Cables shall maintain a minimum 6" clearance from electrical equipment.

8. Junction & switch boxes shall have a 2-1/8" depth. Provide shallow boxes where necessary.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page xi

9.       Receptacles shall be Bryant CR20 or equal.

10.      Light switches shall be Sierra 24 volt 1091 W.

LIGHTING NOTES

1. All light fixtures shall match base building standard unless otherwise noted.

         First Interstate Bank Plaza Standard: Existing Columbia - 2'X2' parabolic fixtures, #45436-43-222, lay in mounting with (2) 34 watt F40WW-U-6-EWII lamps, 277 volts, energy efficient tubes and 9 cell parabolic lens. Corridor fixtures are Columbia 1'x4' parabolic fixtures, 34 watt F40WW-RS-EW-II, lay in mounting.

         New - Same as existing or equal except with (2) 32 watt FB31T8/TL 730/6 lamps and a low harmonic electronic ballast.

         Contractor shall field verify all existing fixtures quantities and conditions and shall supply new fixtures standard or be an approved equal.

         All 2' x 2' recessed lighting fixtures shall be supported as described by the N.E.C. and the authority having jurisdiction.

LIFE SAFETY NOTES

         Exit Signs:

1. All fire alarm system devices and exit signage shall be interfaced with building fire alarm system. All new devices shall be fully compatible with the existing fire alarm system. Fire alarm system contractor shall verify location and quantity of fire alarm system initiating, automatic initiating and audible devices as required by existing building system. Additional fire alarm devices shall be added to meet building standards and fire alarm system code requirements.

                      MINIMUM REQUIRED OF TENANT SPACE PLAN

Floorplans shall contain (but not be limited to) the following information:

1.       Location and type of all partitions.

2.       Location and types of all doors and hardware.

3. Location and type of glass partitions, windows and doors - indicate framing if not building standard.

4. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 PSF live load.

5.       Location and type of plumbing.

6.       Location and size of any floor openings required.

7. Location and elevation of any non standard Corridor Entrance. (For Tenant on multi-tenant floor).

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page xii

The following is a list of drawings to be attached to Exhibit "S":

1.       Partition Type "A," "A1," "A2";

2.       Demising Partition "B," "B1";

3.       Chase Wall "C";

4.       Low Wall "F";

5.       Door and Glass Details; and

6.       Door Types.

EXHIBIT "S" TO OFFICE LEASE AGREEMENT - Page xiii

                                   EXHIBIT "T"
                                       TO
                         OFFICE LEASE AGREEMENT BETWEEN
                      METROPOLITAN LIFE INSURANCE COMPANY,
                  AND METROPOLITAN TOWER REALTY COMPANY, INC.,
                                AS LANDLORD, AND
                                NGC CORPORATION,
                                    AS TENANT

                                ROOFTOP ANTENNAE

         1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this exhibit. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

         2. LICENSE. During the Term Tenant is hereby granted a revocable license to install on the roof of the Building not more than two (2) "receive only" communications antennae, provided that (a) the size, location, and manner of installation of such antennae shall be determined at Landlord's sole discretion, which discretion shall take into consideration the functional requirements of such equipment subject to standards of architectural integrity with respect to the Building (and in that regard, the antennae shall be located so as not to be visible except from above the Building), (b) no such antennae shall be affixed to the roof of the Building by nail, bolt, screw or other device which penetrates the roof, and (c) Tenant shall bear all costs and liability incurred with respect to the installation, operation, maintenance, removal, and insuring of any such antennae and any related wiring.

         3. ACCESS TO ROOF. Tenant shall not have access to the roof without having first obtained Landlord's written approval at least 24 hours in advance, except in case of emergencies such prior notice period may be reduced at Landlord's discretion.

         4. INDEMNIFICATION. Tenant hereby covenants and agrees to indemnify, defend and otherwise hold harmless Landlord, its respective partners, venturers, affiliates, subsidiaries, parent corporations, related partnerships and corporations, and all of their respective past, present and future shareholders, officers, directors, agents, attorneys, servants and employees, and each of their respective heirs, legal representatives, successors and assigns, and all those at interest therewith, from any and all losses, claims, demands, actions and causes of action of whatever nature, and any and all liability, accrued or unaccrued, known or unknown, fixed or contingent, on account of, arising from or in any manner growing out of or otherwise resulting from the process of installing the antennae, from Tenant's antennae being on the roof of the Building including any related wiring, and from any damage occurring to said antennae or wiring. The indemnities contained in this paragraph shall survive the expiration or termination of the Lease.

EXHIBIT "T" TO OFFICE LEASE AGREEMENT - Page Solo